UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Securities Exchange Act of 1934

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Table of Contents (continued)

Notice of
Annual Meeting
of Stockholders and
2016 Proxy Statement

Dick’s Sporting Goods, Inc. 345 Court Street Coraopolis, PA 15108
April 29, 2016
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Annual Meeting Date: June 10, 2016
Time: 1:30 p.m. local time
Location: Hyatt Regency, 1111 Airport Boulevard, Pittsburgh, PA 15231
To Our Stockholders:
The 2016 annual meeting of stockholders of Dick’s Sporting Goods, Inc., a Delaware corporation (the “Company”), will be held at the Hyatt Regency, 1111 Airport Boulevard, Pittsburgh, PA 15231, (724) 899-1234, on June 10, 2016, beginning at 1:30 p.m. local time. At the meeting, holders of the Company’s issued and outstanding common stock (NYSE: DKS) and Class B common stock will act on the following matters:
(1) Election of three (3) Class B Directors, each for terms that expire in 2019;
(2) Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2016;

(3)	Non-binding advisory vote to approve compensation of named executive officers, as disclosed in these materials; and

(4)	Any other matters that properly come before the meeting.
All holders of record of shares of the Company's common stock and Class B common stock at the close of business on April 13, 2016 are entitled to vote at the meeting and any postponements or adjournments of the meeting.
A list of stockholders entitled to vote at the meeting may be examined by any stockholder, for any purpose germane to the meeting, at 345 Court Street, Coraopolis, PA 15108 beginning on May 30, 2016. To assure your representation at the 2016 annual meeting of stockholders, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer.
By order of the Board of Directors,

Edward W. Stack
Chairman of the Board

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Table of Contents (continued)

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

About the Meeting

This proxy statement contains information related to the 2016 annual meeting of stockholders of Dick’s Sporting Goods, Inc., a Delaware corporation (the “Company”), to be held at the Hyatt Regency, 1111 Airport Boulevard, Pittsburgh, PA 15231, (724) 899-1234, on June 10, 2016, beginning at 1:30 p.m. local time, and at any postponements and/or adjournments thereof.
In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the internet. If you received a Notice of Internet Availability of Proxy Materials ("the Notice") by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials over the Internet. The Notice also instructs you as to how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, including our Annual Report on Form 10-K, you should follow the instructions for requesting such materials included in the Notice.
It is anticipated that the Notice will first be sent to stockholders, and this proxy statement and the form of proxy relating to our 2016 annual meeting will first be made available to stockholders, on or about April 29, 2016. In accordance with SEC rules, the website www.proxyvote.com/dks provides complete anonymity with respect to a stockholder accessing the website.
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this proxy statement, including (i) the election of three (3) Class B Directors, each for terms that expire in 2019, (ii) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2016, (iii) a non-binding advisory vote to approve compensation of our named executive officers, as disclosed in this proxy statement and (iv) any other matter to properly come before the meeting.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
Only stockholders of record at the close of business on April 13, 2016, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting or any postponements or adjournments of the annual meeting.
WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF DICK’S SPORTING GOODS, INC. COMMON STOCK AND CLASS B COMMON STOCK?
Holders of our common stock and Class B common stock have identical rights, except that holders of our common stock are entitled to one (1) vote for each share held of record and holders of our Class B common stock are entitled to ten (10) votes for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights. Holders of our common stock and Class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law.
WHO CAN ATTEND THE ANNUAL MEETING?
Subject to space availability, all common stockholders and Class B common stockholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Since seating is limited, admission to the annual meeting will be on a first-come, first-served basis. Registration will begin at 1:00 p.m. local time. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.
WHAT CONSTITUTES A QUORUM?
The presence at the annual meeting, in person or by proxy, of holders of record of issued and outstanding shares of capital stock representing a majority of the votes entitled to be cast at the meeting constitutes a quorum, which permits business to be conducted at the annual meeting. As of the record date, 89,491,930 shares of common stock representing the same number of votes and 24,900,870 shares of Class B common stock representing 249,008,700 votes were issued and outstanding. Thus, the presence in person or by proxy of the holders of common stock or Class B common stock or a combination thereof representing at least 169,250,316 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the annual meeting to establish a quorum.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 1

About the Meeting (continued)

HOW DO I VOTE?
Please refer to the Notice, which is being mailed to stockholders, or your proxy card for instructions on how to cast your vote. If you receive a vote instruction form, your broker, bank or other holder of record (or designee thereof) will vote your shares in accordance with the instructions on your returned vote instruction form. You may instruct the holder of record to vote your shares:

•	by completing the vote instruction form as outlined in the instructions on the form and mailing the form in the prepaid envelope provided;

•	by following the instructions at the internet site www.proxyvote.com/dks; or

•	by following the instructions for telephone voting after calling 1-800-690-6903.
Further, if you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card in person. If you vote online or request, receive, complete and return the paper proxy card to the Company, it will be voted as you direct.
HOW DO I REQUEST PAPER COPIES OF THE PROXY MATERIALS?
The Notice sets forth how you may request a paper copy of the proxy statement and accompanying proxy card, including:

•	by following the instructions at the internet site www.proxyvote.com/dks; or

•	by following the instructions for a paper copy after calling 1-800-579-1639.
CAN I CHANGE OR REVOKE MY VOTE AFTER I VOTE ONLINE OR RETURN MY PROXY CARD?
Yes. Even after you have submitted your proxy online or via the mail, you may change or revoke your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the annual meeting in person and so request, although attendance at the annual meeting will not by itself revoke a previously granted proxy.
WHAT ARE THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS?
Unless you give other instructions when you vote, the persons named as proxy holders will vote in accordance with the recommendations of the Company’s Board of Directors (the “Board”), which are set forth following the description of each item to be acted upon in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominated slate of Class B Directors for terms that expire in 2019 (see Item 1);

•	for ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2016 (see Item 2); and

•	for approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in these materials (see Item 3).
With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?
Election of Directors. The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the annual meeting is required for ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2016.
Non-binding Advisory Vote to Approve Compensation of Our Named Executive Officers. The affirmative vote of a majority of the votes cast at the annual meeting is required for the approval, on a non-binding advisory basis, of the compensation of our named executive

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 2

About the Meeting (continued)

officers. As an advisory vote, the proposal to approve the compensation of our named executive officers is non-binding on the Company; however, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions. For a discussion on how the compensation committee considered the 2015 advisory vote, refer to “Say-on-Pay Vote Results” on page 27 of this proxy statement.

Treatment of Abstentions and Broker Non-Votes. An “abstain” vote with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Because each of the proposals set forth in this proxy statement requires the affirmative vote of the holders of a majority of the votes cast in order to pass (other than the election of directors, which requires the affirmative vote of a plurality of the votes cast), abstentions will not have any effect on the outcome of the proposals presented at the annual meeting.

A “broker non-vote” occurs if your shares are not registered in your name (that is, you hold your shares in “street name”) and you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on any matter as to which, under the applicable New York Stock Exchange (“NYSE”), a broker may not vote without instructions from you. As is the case with abstentions, shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists, but are not considered votes cast with respect to that proposal. Therefore, a broker non-vote will not have any effect on the outcome of the proposals presented at the annual meeting.
WE ARE A CONTROLLED COMPANY UNDER THE NEW YORK STOCK EXCHANGE RULES.
Because as of April 13, 2016, Edward W. Stack, our Chairman and Chief Executive Officer, controlled 59.70% of the combined voting power of our common stock and Class B common stock, we are a “controlled company” under the Corporate Governance Standards of the NYSE. As a controlled company, we are not required to have (i) a majority of independent directors or (ii) a compensation committee or nominating/corporate governance committee composed entirely of independent directors. However, as part of our commitment to maintaining a high standard of corporate governance, we have determined to voluntarily comply with the NYSE independence requirements. As discussed further below, our Board is comprised of a majority of independent directors and our Audit, Compensation and Governance and Nominating Committees are comprised entirely of independent directors.

3 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Stock Ownership

WHO ARE THE LARGEST OWNERS OF THE COMPANY’S STOCK?
The following table contains information regarding the non-management beneficial owners of 5% or more of our outstanding common stock (including our Class B common stock, as it is convertible into our common stock at any time).
A person has beneficial ownership of shares if he, she or it has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities that are presently exercisable or convertible or will become exercisable or convertible within 60 days of the date that beneficial ownership is calculated.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock(1)	Percentage of Class B Common Stock(1)

Common Stock	BAMCO, Inc. 767 Fifth Avenue, 49th Floor New York, NY 10153	5,993,834(2)	6.65%	—
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,119,435(3)	6.79%	—
Common Stock	BlackRock Inc. 55 East 52nd Street New York, NY 10055	8,209,305(4)	9.10%	—

(1)	Ownership information is as reported by the stockholder as of the date of its most recent respective Schedule 13G filing.

(2)
Share ownership amounts are based on figures set forth in Amendment No. 11 to Schedule 13G filed by BAMCO Inc., Baron Capital Group, Inc., Baron Capital Management, Inc., Baron Growth Fund and Ronald Baron on February 16, 2016. Of the shares beneficially owned, the filing persons has shared power to vote with respect to 5,483,834 shares and shared power to direct disposition with respect to 5,993,834 shares.

(3)
Share ownership amounts are based on figures set forth in Amendment No. 2 to Schedule 13G filed by The Vanguard Group on February 11, 2016. Of the shares beneficially owned, The Vanguard Group has sole power to vote with respect to 87,613 shares, shared power to vote with respect to 9,400 shares, sole power to direct disposition with respect to 6,020,268 shares, and shared power to direct disposition with respect to 99,167 shares. The Vanguard Group, Inc. is a parent holding company for the following wholly-owned subsidiaries that own shares of our common stock: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.

(4)
Share ownership amounts are based on figures set forth in Amendment No. 3 to Schedule 13G filed by BlackRock Inc. on January 26, 2016. Of the shares beneficially owned, BlackRock Inc. has sole power to vote with respect to 7,232,275 shares and sole power to direct disposition with respect to 8,209,305 shares. BlackRock Inc. is a parent holding company for the following subsidiaries that own shares of our common stock: BlackRock (Channel Islands) Ltd, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd, and BlackRock Life Limited.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 4

Stock Ownership (continued)

HOW MUCH STOCK DO THE COMPANY’S DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS OWN?
The following table reflects the number of shares of our common stock and Class B common stock beneficially owned (unless otherwise indicated) by (i) our named executive officers as reflected in the current “Summary Compensation Table” on page 33 of this proxy statement, (ii) directors and nominees and (iii) by all of our directors and executive officers (including those who are not “named executive officers”) as a group, as of April 13, 2016.
A person has beneficial ownership of shares if he or she has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities that are presently exercisable or convertible, or that will become exercisable or convertible within 60 days of the date that beneficial ownership is calculated, which is April 13, 2016 in this case. Except as otherwise noted, the beneficial owners listed have sole voting and/or investment power with respect to the shares shown.
As of April 13, 2016, there were 89,491,930 shares of common stock issued and outstanding and 24,900,870 shares of Class B common stock issued and outstanding.

	Shares Beneficially Owned
	Number				Percent
Named Executive Officers, Directors and Nominees	Common Stock		Class B Common Stock		Common Stock(1)	Class B Common Stock(1)	Voting Power

Edward W. Stack	1,925,771	(2)	20,061,218	(3)	2.13%	80.56%	59.70%
Teri L. List-Stoll	38,068	(4)	—		*	—
André J. Hawaux	140,918	(5)	—		*	—	*
Michele B. Willoughby	166,176	(6)	—		*	—	*
Lee J. Belitsky	187,452	(7)	—		*	—	*
Lauren R. Hobart	107,309	(8)	—		*	—	*
Mark J. Barrenechea	16,207	(9)	—		*	—	*
Vincent C. Byrd	28,583	(10)	—		*	—	*
Emanuel Chirico	119,171	(11)	—		*	—	*
William J. Colombo	415,763	(12)	2,604,604	(13)	*	10.46%	7.81%
Jacqualyn A. Fouse	33,596	(14)	—		*	—	*
Lawrence J. Schorr	66,198	(15)	—		*	—	*
Larry D. Stone	115,681	(16)	—		*	—	*
Allen R. Weiss	30,846	(17)	—		*	—	*
All Executive Officers and Directors as a group (17 persons)(18)	3,598,241		22,665,822		3.96%	91.02%	67.75%

*	Percentage of shares of common stock or Class B common stock beneficially owned does not exceed one percent (1%).

(1)	Percentage of shares of common stock and Class B common stock beneficially owned are each calculated on a class-basis.

(2)
Includes 782,575 shares of common stock issuable upon exercise of options that are exercisable within 60 days of April 13, 2016, and 254,517 shares of restricted stock subject to vesting. Pursuant to a Memorandum of Understanding (“MOU”) dated March 2, 2009, Mr. Stack’s former spouse is entitled to receive the economic benefit of certain stock options exercisable for shares of our common stock (which as of April 13, 2016 totaled options for 150,000 shares, subject to equitable adjustment for any stock split, recapitalization or similar event), including the right to request the exercise of such stock options and the sale of the underlying stock in accordance with the Company’s applicable policies, Section 16(b) limitations and the terms of the MOU. Mr. Stack maintains voting power with respect to any stock issued upon the exercise of these stock options until such stock is sold.

(3)
Mr. Stack has indirect ownership with respect to 13,866,509 shares of Class B common stock owned by the grantor retained annuity trusts for which Mr. Stack retains sole voting and dispositive power as trustee. In addition, pursuant to the terms of the MOU, Mr. Stack’s former spouse holds 3,994,160 shares of Class B common stock, which are included in the number of shares owned by Mr. Stack for purposes of this table, as he retains voting but not dispositive power with respect to such shares.

5 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Stock Ownership (continued)

(4)	Includes 38,068 shares of restricted stock subject to vesting.

(5)
Includes 54,663 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2016, 74,155 shares of restricted stock subject to vesting and 12,100 shares jointly held by Mr. Hawaux and his spouse.

(6)	Includes 83,047 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2016 and 57,138 shares of restricted stock subject to vesting.

(7)	Includes 70,829 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2016 and 49,874 shares of restricted stock subject to vesting.

(8)	Includes 54,644 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2016 and 43,071 shares of restricted stock subject to vesting.

(9)	Includes 10,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2016 and 4,255 shares of restricted stock subject to vesting.

(10)	Includes 15,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2016 and 4,255 shares of restricted stock subject to vesting.

(11)	Includes 20,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2016 and 4,255 shares of restricted stock subject to vesting.

(12)
Includes 105,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2016 and 4,255 shares of restricted stock subject to vesting. Also includes 800 shares held by Mr. Colombo’s minor child. Mr. Colombo disclaims beneficial ownership of the shares held by his child, and the inclusion of such shares should not be deemed an admission that Mr. Colombo is the beneficial owner for purposes of Section 16 under the Securities Exchange Act of 1934, as amended.

(13)
These shares of Class B common stock are held by trusts for the benefit of Mr. Stack’s children, for which Mr. Colombo serves as trustee. As trustee, Mr. Colombo has voting and dispositive power over the Class B common stock held in the trusts (but no pecuniary interest), as outlined in the irrevocable trust agreements governing the terms of the trusts.

(14)	Includes 20,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2016 and 4,255 shares of restricted stock subject to vesting.

(15)	Includes 4,255 shares of restricted stock subject to vesting.

(16)
Includes 40,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2016 and 4,255 shares of restricted stock subject to vesting. Includes shares held indirectly through a trust of which Mr. Stone is the trustee.

(17)	Includes 20,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2016 and 4,255 shares of restricted stock subject to vesting.

(18)	Includes 1,362,788 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2016 and 628,676 shares of restricted stock subject to vesting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The Company’s directors and executive officers are required under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to file reports of ownership and changes in ownership of the Company’s common stock with the SEC. Based upon a review of filings with the SEC and written representations from our directors and executive officers, we believe that all of our directors and executive officers complied during fiscal 2015 with the reporting requirements of Section 16(a) of the Exchange Act.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 6

Item 1 —Election of Directors

The Board is divided into three (3) classes, each containing an equal number of directors. The current term of office for our Class B Directors expires at the 2016 annual meeting, while the term for our Class C Directors expires at the 2017 annual meeting and the term for our Class A Directors expires at the 2018 meeting. Upon recommendation by the Governance and Nominating Committee (with Mr. Weiss abstaining as to himself), the Board proposes that the following nominees, Mark J. Barrenechea, Emanuel Chirico and Allen R. Weiss, each a current Class B Director, be elected for new terms of three (3) years and until their successors are duly elected and qualified as Class B Directors. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.
The information set forth below includes, with respect to each nominee and each continuing director, his or her age, principal occupation and employment during the past five years, the year in which he or she first became a director of the Company, and other public company directorships held by such person during the last five years. The experience, qualifications, attributes and skills of each nominee and continuing director outlined below have led the Board to conclude that such person should continue to serve as a member of the Board. Furthermore, our Board believes that each nominee and each continuing director has demonstrated broad-based business knowledge, outstanding achievement in his or her professional career, and a commitment to ethical and moral values, and otherwise meets the Company’s articulated director qualifications, including independence, accountability, integrity, areas of experience, sound judgment in areas relevant to the Company’s businesses, diversity of background (including, but not limited to, race, origin, age and gender) and experience in different substantive areas such as retail operations, marketing, technology, distribution and finance, and a willingness to commit sufficient time to the Board. The Board has determined that its current composition provides a balanced mix of expertise, including retail, technology and other expertise and diversity and provides the appropriate range and balance regarding director tenure, with three of the eight independent directors having been appointed within the past five years and two of the eight independent directors having been appointed within the past ten years.
DIRECTORS STANDING FOR ELECTION
The directors standing for election at the 2016 annual meeting are:

MARK J. BARRENECHEA, 51
Mr. Barrenechea was appointed to the Board in February 2014. Mr. Barrenechea is the Chief Executive Officer and Chief Technology Officer and serves as a director of OpenText Corporation, an information management software products company listed on Nasdaq. He has been Chief Executive Officer since January 2012 and Chief Technology Officer since January 2016. Prior to joining OpenText, Mr. Barrenechea was a director and President and Chief Executive Officer of Silicon Graphics International Corporation ("SGI"), a global leader in high performance computing listed on Nasdaq, from 2007 to 2012. During Mr. Barrenechea’s tenure at SGI, he led strategy and execution, which included transformative acquisitions of assets, as well as penetrating diverse new markets and geographic regions. Previously, Mr. Barrenechea served as Executive Vice President and Chief Technology Officer for CA, Inc., an enterprise information technology management company listed on Nasdaq (formerly Computer Associates International, Inc.) from 2003 to 2006 and was a member of the executive management team. Before joining CA, Mr. Barrenechea served as Senior Vice President of Applications Development at Oracle Corporation, an enterprise software and corporate hardware products and services company listed on Nasdaq, from 1997 to 2003, managing a multi-thousand person global team while serving as a member of the executive management team.
Qualifications
Mr. Barrenechea has over 26 years of experience in the technology industry, both in software management and server manufacturing, and will bring insight regarding eCommerce to the Board. Mr. Barrenechea also brings expertise to the Board as a result of his executive and board leadership with various public and private companies, including experience with corporate strategy, corporate acquisitions and global operations. This expertise and experience has led the Board to conclude that he should continue to serve as a director of the Company. Mr. Barrenechea’s current term in office as a Class B Director expires at the 2016 annual meeting.

EMANUEL CHIRICO, 58
Mr. Chirico has served on the Board since December 2003. Mr. Chirico was named Chairman of the Board of PVH Corp., a wholesale and retail apparel company listed on the NYSE, in June 2007 and was named its Chief Executive Officer in February 2006. Previously, Mr. Chirico was President, Chief Operating Officer and a Director of PVH Corp. from 2005 to 2007. Prior to that, Mr. Chirico was

7 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Item 1 —Election of Directors (continued)

Executive Vice President and Chief Financial Officer of PVH Corp. from 1999 until June 2005. From 1993 until 1999, Mr. Chirico was PVH Corp.’s Controller. Prior to that, he was a partner at Ernst & Young LLP, a public accounting firm.
Qualifications
Mr. Chirico brings an extensive knowledge of the retail industry to our Board along with a deep understanding of the financial, operational and strategic domestic and international issues that face global wholesale and retail companies, gained through his experience as Chairman and Chief Executive Officer of PVH Corp., a major global apparel company that operates a portfolio of brands including Calvin Klein and Tommy Hilfiger. Mr. Chirico also contributes significant corporate finance, financial reporting and accounting expertise gained as a result of his experience with a large public accounting firm and in his role as Chief Financial Officer of PVH Corp. These skills, along with the leadership skills evidenced by his current position as Chairman and Chief Executive Officer at PVH Corp., have led the Board to conclude that he should continue to serve as a director of the Company. Mr. Chirico’s current term in office as a Class B Director expires at the 2016 annual meeting.

ALLEN R. WEISS, 62
Mr. Weiss has served on the Board since November 2011. Mr. Weiss served as President of Worldwide Operations for the Walt Disney Parks and Resorts business of The Walt Disney Company, a global entertainment company listed on the NYSE, from 2005 until his retirement in 2011. Prior to that, Mr. Weiss served in a number of roles for The Walt Disney Company beginning in 1972, including most recently as President of Walt Disney World Resort, Executive Vice President of Walt Disney World Resort and Vice President of Resort Operations Support. Mr. Weiss serves as a director and a member of the audit committee of Apollo Group, Inc., a private education provider listed on Nasdaq. Mr. Weiss also serves on the board or council of a number of community and civic organizations.
Qualifications
Mr. Weiss brings international leadership experience to our Board and extensive expertise in brand management, marketing, finance and strategic planning from overseeing the operations of a global corporation. These qualifications, along with the leadership skills that Mr. Weiss brings to our Board through his executive management experience with The Walt Disney Company, have led the Board to conclude that he should continue to serve as a director of the Company. Mr. Weiss’ current term in office as a Class B Director expires at the 2016 annual meeting.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PERSONS NOMINATED TO SERVE AS CLASS B DIRECTORS.
OTHER DIRECTORS NOT STANDING FOR ELECTION AT THIS MEETING
Our Class A and Class C directors who will continue to serve after the 2016 annual meeting are:

EDWARD W. STACK, 61
Mr. Stack has served as our Chairman and Chief Executive Officer since 1984 when the founder and Mr. Stack’s father, Richard “Dick” Stack, retired from our then two store chain. Mr. Stack has served us full-time since 1977 in a variety of positions, including Store Manager and Merchandise Manager. Mr. Stack also served as President during fiscal year 2008. Mr. Stack previously served as a director of Key Corp, the bank holding company for KeyBank National Association listed on the NYSE from 2010 to 2011.
Qualifications
As the most senior executive of the Company, Mr. Stack provides the Board with insight into the Company’s business operations, opportunities and challenges. He has led the Company’s sustained growth, from a two-store chain to a multi-banner chain with over 700 stores and an e-commerce business. In addition, Mr. Stack’s history with the Company, his extensive industry and retail experience and his expertise in corporate strategy, development and execution have led the Board to conclude that he should continue to serve as a director of the Company. Mr. Stack’s current term in office as a Class C Director expires at the 2017 annual meeting.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 8

Item 1 —Election of Directors (continued)

VINCENT C. BYRD, 61
Mr. Byrd has served on the Board since 2013. Mr. Byrd currently serves as Vice Chairman of the board of directors of J. M. Smucker Company, a manufacturer and marketer of branded food products listed on the NYSE, a position he has held since April 2015. Prior to being appointed as Vice Chairman, he served as President and Chief Operating Officer of J. M. Smucker Company from May 2011 to April 2015. Prior to that time, he served as President, U.S. Retail — Coffee of J. M. Smucker Company from August 2008 to May 2011, and Senior Vice President, Consumer Market, from February 2004 to August 2008. In addition, Mr. Byrd served as a director of Myers Industries, Inc., an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets listed on the NYSE, from 2006 to 2015, and served as a director of Spangler Candy Company, a private company that manufactures confectionery products, from 1998 to 2008.
Qualifications
Mr. Byrd is a Fortune 500 executive who brings to the Board over 39 years of experience with strategic planning, acquisitions and integration, marketing, and domestic and international operations. Mr. Byrd also brings financial expertise to the Board as a result of his background in finance and accounting. Additionally, through his years of service on the boards of both public and private companies in a variety of industries, Mr. Byrd is able to provide diverse and valuable corporate governance, financial, operational and strategic expertise to the Board. This expertise and experience has led the Board to conclude that he should continue to serve as a director of the Company. Mr. Byrd’s current term in office as a Class A Director expires at the 2018 annual meeting.

WILLIAM J. COLOMBO, 60
Mr. Colombo has served on the Board since 2002 and became our Vice Chairman of the Board in February 2008, after retiring as President and Chief Operating Officer of the Company, a position he held since 2002. He also served from September 2010 until February 2011 as our interim Chief Marketing Officer. From 1998 to 2000, Mr. Colombo served as President of dsports.com LLC, our then eCommerce subsidiary. Mr. Colombo also served as our Chief Operating Officer and as an Executive Vice President from 1995 to 1998. Mr. Colombo joined us in 1988. From 1977 to 1988, he held various field and district positions with J.C. Penney Company, Inc., a retail company listed on the NYSE. He is also on the board of directors of Gibraltar Industries, a leading manufacturer, processor and distributor of products for the building and industrial markets listed on Nasdaq.
Qualifications
Mr. Colombo brings more than 38 years of retail experience and insight to the Board, including expertise in operations, marketing and strategy. This insight, combined with his more than 28 years of Company-specific experience, has led the Board to conclude that he should continue to serve as a director of the Company. Mr. Colombo’s current term in office as a Class A Director expires at the 2018 annual meeting.

JACQUALYN A. FOUSE, PhD, 54
Dr. Fouse has served on the Board since 2010. Dr. Fouse currently serves as the President and Chief Operating Officer of Celgene Corporation, a global biopharmaceutical company listed on Nasdaq, a position she has held since March 2016. Dr. Fouse served as President, Global Hematology and Oncology from August 2014 to March 2016. From September 2010 to August 2014, Dr. Fouse served as the Chief Financial Officer of Celgene. She formerly served as Chief Financial Officer of Bunge Limited, a global agribusiness and food company listed on the NYSE, from 2007 to 2010. From 2006 to 2007, Dr. Fouse was the Senior Vice President, Chief Financial Officer and Corporate Strategy Officer at Alcon, Inc., a global eye care company listed on the NYSE, and from 2002 she was Alcon’s Senior Vice President and Chief Financial Officer. Dr. Fouse served as the Chief Financial Officer of Swiss Air Group in Switzerland from 2001 to 2002. Previously, Dr. Fouse held a variety of senior finance positions at Alcon and its then majority owner Nestlé SA. Dr. Fouse was elected as a member of the board of directors of Celgene in February 2016. Subsequent to that event she chose not to stand for re-election to the Perrigo Company board in April 2016 after serving three and one-half years. She also serves on the advisory boards at the University of Texas at Arlington and Texas Christian University.
Qualifications
Dr. Fouse adds significant corporate finance, financial reporting and accounting expertise as a result of her executive roles at Celgene and her prior positions with other companies. Additionally, Dr. Fouse is able to provide diverse and valuable corporate governance,

9 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Item 1 —Election of Directors (continued)

management, operational and strategic expertise to the Board through her experience as an executive officer and a public company board member. This expertise, together with the leadership skills evidenced by her executive position at Celgene and other companies, has led the Board to conclude that she should continue to serve as a director of the Company. Dr. Fouse’s current term in office as a Class C Director expires at the 2017 annual meeting.

LAWRENCE J. SCHORR, 62
Mr. Schorr has served on the Board since 1985. In April 2014, Mr. Schorr became the Chief Executive Officer of SIMONA AMERICA GROUP, the North American operations of SIMONA AG, a German manufacturing company listed on the General Standard segment of the Frankfurt Stock Exchange. Prior to that, from May 2004 to April 2014, Mr. Schorr served as the Chief Executive Officer of Boltaron Performance Products, a privately owned plastics manufacturing company that was acquired by SIMONA AG. He previously served as President of RRT-Recycle America, a subsidiary of WMX Technologies, Inc. Prior to that, he served in the same position for Resource Recycling Technologies, Inc., a solid waste material management company listed on the American Stock Exchange. He has also served as a Partner and Managing Partner in the law firm of Levene, Gouldin and Thompson LLP.
Qualifications
In addition to Mr. Schorr’s legal experience, he brings to the Board demonstrated leadership skills as the Chief Executive Officer of Boltaron and now of SIMONA AMERICA GROUP, and as the former managing partner of a law firm. Mr. Schorr has almost 31 years of knowledge of the Company from serving as a member of the Board during the Company’s expansion from a two-store chain to a multi-banner retailer with over 700 stores and an eCommerce business. These experiences and skills have led the Board to conclude that he should continue to serve as a director of the Company. Mr. Schorr’s current term in office as a Class C Director expires at the 2017 annual meeting.

LARRY D. STONE, 64
Mr. Stone has served on the Board since 2007. Mr. Stone served as President and Chief Operating Officer of Lowe’s Companies Inc., a home improvement retailer listed on the NYSE, from December 2006 until his retirement in June 2011, and before that as Senior Executive Vice President, Merchandising/Marketing of Lowe’s Companies from 2005 to 2006. Mr. Stone served as Senior Executive Vice President, Store Operations for Lowe’s Companies from 2003 to 2005, and as Executive Vice President, Store Operations from 2001 to 2003. Mr. Stone has served on the Board for Novant Health System, Inc., a not-for-profit integrated system of healthcare, since 2011 and currently serves as Vice Chairman of the board. Mr. Stone also has served on the board of directors of the At Home Group, Inc., a big box specialty retailer of home décor products, since December 2014. In addition, Mr. Stone serves as a trustee for Wilkes Community College.
Qualifications
Mr. Stone’s considerable retail experience gained through his positions at Lowe’s Companies Inc., combined with the leadership skills developed as its President and Chief Operating Officer and his expertise in real estate, store operations, eCommerce, brand management, marketing and strategic finance, have led the Board to conclude that he should continue to serve as a director of the Company. Mr. Stone’s current term in office as a Class A Director expires at the 2018 annual meeting.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 10

Item 1 —Election of Directors (continued)

HOW ARE OUR DIRECTORS COMPENSATED?
Director Compensation — 2015

Name(1) (a)	Fees Earned or Paid in Cash ($)(2) (b)	Stock Awards ($)(3) (c)	Option Awards($)(4) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($)(5) (g)	Total ($) (h)

Mark J. Barrenechea	$79,000	$110,001	—	—	—	$300	$189,301
Vincent C. Byrd	$88,750	$110,001	—	—	—	$300	$199,051
Emanuel Chirico	$88,000	$110,001	—	—	—	$300	$198,301
William J. Colombo	$84,250	$110,001	—	—	—	$300	$194,551
Jacqualyn A. Fouse	$110,000	$110,001	—	—	—	$300	$220,301
Lawrence J. Schorr	$125,250	$110,001	—	—	—	$300	$235,551
Larry D. Stone	$105,250	$110,001	—	—	—	$300	$215,551
Allen R. Weiss	$90,250	$110,001	—	—	—	$300	$200,551

(1)
Edward W. Stack, a member of the Board, also serves as the Company’s Chief Executive Officer, and as such did not receive any compensation in fiscal 2015 in connection with his service on the Board. Mr. Stack’s 2015 compensation is reported in the “Summary Compensation Table” and the other tables set forth in this proxy statement.

(2)	Amounts reflect fees paid during calendar 2015.

(3)
The values set forth in this column represent the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation (excluding the effect of forfeitures), of the restricted stock award granted to each Director on April 3, 2015. A discussion of the relevant assumptions made in the valuation of this award may be found in Note 10 (“Stock Based Compensation and Employee Stock Plans”) of the footnotes to the Company’s consolidated financial statements, in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016 filed with the SEC on March 25, 2016. The grant date fair value of such awards was computed based on the closing price of the Company’s common stock on April 2, 2015, which was $58.48 per share. The number of shares of unvested restricted stock outstanding as of January 30, 2016 for each Director was 4,003 with the exception of Mr. Barrenechea, who owned 3,209 shares of unvested restricted stock.

(4)
The aggregate number of shares underlying unexercised stock option awards outstanding as of January 30, 2016 for each Director was: 20,000 shares for Mr. Barrenechea; 20,000 shares for Mr. Byrd; 20,000 shares for Mr. Chirico; 105,000 shares for Mr. Colombo; 20,000 shares for Dr. Fouse; 20,000 shares for Mr. Schorr; 60,000 shares for Mr. Stone; and 20,000 shares for Mr. Weiss.

(5)	Reflects a holiday gift given to Directors.

UNDERSTANDING OUR DIRECTOR COMPENSATION TABLE
For calendar 2015, non-employee directors were compensated by means of an annual cash retainer, meeting fees and an annual restricted stock grant. Each non-employee director, other than the Lead Director, was paid an annual retainer of $40,000. The Lead Director was paid an annual retainer of $60,000 as a result of his additional responsibilities. The chairpersons of the Audit, Compensation and Governance and Nominating Committees were also paid additional cash retainers of $25,000, $15,000 and $15,000, respectively. Non-employee directors receive $7,500 per Board meeting attended ($3,750 for teleconferences) and $1,500 for each committee meeting attended ($750 for committee teleconferences). There are generally five (5) Board meetings per year, four (4) Compensation and Governance and Nominating Committee meetings and eleven (11) Audit Committee meetings. Members of the Board are also reimbursed for expenses incurred by them in connection with attending any meeting.
In addition to the cash compensation described above, each non-employee director also receives an annual grant, or appointment grant, of restricted stock with a value of $110,000 that vests in three equal amounts on the next three anniversaries from the grant date. All directors are subject to stock ownership guidelines that are discussed further in our “Compensation Discussion and Analysis” on page 31 of this proxy statement. No changes in director compensation were made for 2016.

11 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Corporate Governance

HOW OFTEN DID THE BOARD MEET DURING FISCAL 2015?
During fiscal 2015, the Board met five (5) times. Each director attended either in person or via teleconference at least 75% of the aggregate of all Board and applicable committee meetings during fiscal 2015 for the period in which they served as director.
WHAT COMMITTEES HAS THE BOARD ESTABLISHED AND HOW OFTEN DID THEY MEET DURING FISCAL 2015?
During fiscal 2015, the Board had standing Audit, Compensation and Governance and Nominating Committees. Additionally, the Board may from time-to-time establish additional committees for specific governance oversight purposes. The members of each committee, the principal functions of each committee and the number of meetings held in fiscal 2015 are shown below.

Name of Committee and Members	Primary Committee Functions	Number of Meetings
AUDIT:	• Oversees the integrity of the audit process, financial reporting and internal accounting controls of the Company	11
Jacqualyn A. Fouse, Chair Mark J. Barrenechea Vincent C. Byrd Emanuel Chirico	• Oversees the work of the Company’s financial management team, the Company’s internal auditors and any registered public accounting firm employed by the Company
	• Oversees management’s development of, and adherence to, a sound system of internal accounting and financial controls
	• Oversees that internal auditors and outside auditors objectively assess the Company’s financial reporting, accounting practices and internal controls
	• Ensures that an open avenue of communication exists between the Company’s outside auditors, internal auditors and the Board
	• Oversees management’s development of, and adherence to, guidelines and procedures for risk and compliance management

COMPENSATION:	• Discharges the Board’s responsibilities relating to compensation of the officers and directors of the Company	5
Larry D. Stone, Chair William J. Colombo Lawrence J. Schorr Allen R. Weiss	• Recommends an overall executive compensation design for the Company
	• Establishes the terms and conditions of all equity awards
	• Monitors and serves as administrator of our stock and incentive plans

GOVERNANCE AND NOMINATING:	• Provides oversight and guidance to the Board to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in our corporate governance	4
Lawrence J. Schorr, Chair William J. Colombo Larry D. Stone Allen R. Weiss	• Reviews and evaluates policies and practices with respect to the size, composition and functioning of the Board
	• Evaluates the qualifications of and recommends to the full Board candidates for election as directors
	• Reviews and recommends to the full Board the compensation and benefits for the Company’s non-employee directors
	• Oversees annual self-evaluations by the Board, its committees and our Chairman and Chief Executive Officer
The Audit Committee — Our Audit Committee was established in accordance with Section 3(a)(58)A of the Exchange Act and our Audit Committee charter is available on the Investor Relations portion of our website (www.investors.DICKS.com). Messrs. Barrenechea, Byrd, and Chirico and Dr. Fouse are qualified as audit committee financial experts within the meaning of SEC regulations, and the Board has determined that they each have accounting and financial management expertise within the meaning of the listing standards of the NYSE. The Board has determined that all members of the Audit Committee are independent within the meaning of SEC regulations relating to audit committee independence, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. For more information about the responsibilities and activities of the Audit Committee, see “Report of the Audit Committee” on page 18, “What is the Board’s Role in the Oversight of Risk Management” on page 14 and the Audit Committee’s charter.
The Compensation Committee — Our Compensation Committee charter is available on the Investor Relations portion of our website (www.investors.DICKS.com). Although we are not currently required to have an independent compensation committee as a result of our

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 12

Corporate Governance (continued)

status as a “controlled company” under the NYSE’s Corporate Governance Standards, the Board has nevertheless determined that Messrs. Colombo, Stone, Schorr and Weiss each qualify as independent under the current standards applicable to non-controlled companies under the NYSE’s Corporate Governance Standards.
The Compensation Committee reviews officer compensation recommendations provided by our Chairman and Chief Executive Officer and Senior Vice President — Human Resources and is responsible for reviewing and approving all components of executive compensation (as discussed in “Compensation Discussion and Analysis” commencing on page 20 of this proxy statement).
The Compensation Committee is the administrator of the Company’s stock and incentive compensation plans. The Compensation Committee approves all annual grants of equity and performance-based awards under the Company’s stock and incentive compensation plans. As permitted under its charter, the Compensation Committee has delegated authority to grant awards under the Company’s stock and incentive compensation plans to non-executive officers in certain circumstances, such as new hires and promotions to a subcommittee consisting of our Chairman and Chief Executive Officer, with recommendations from the Chief Financial Officer and Senior Vice President — Human Resources, in compliance with the applicable authorizing resolutions and Delaware law, and has delegated the approval and administration of certain performance-based awards under the Company's stock and incentive plans to an ad hoc subcommittee who satisfy the requirements of "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").
The Compensation Committee has the discretion under its charter to retain (and terminate) any compensation consulting firm deemed by the Compensation Committee to be independent under the NYSE Corporate Governance Standards, at the Company’s expense, to assist in the evaluation of director, executive officer or Chief Executive Officer compensation, including the authority to approve fee and retention terms. The Compensation Committee also has the authority to engage independent legal, accounting or other advisors, at the Company’s expense, as it deems necessary or appropriate.
For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see “Compensation Committee Report” on page 20, “The Compensation Decision-Making Process Is Thorough and Balances Objective Data with a Deep Understanding of Our Business” on page 26 and the Compensation Committee’s charter.
The Governance and Nominating Committee — Our Governance and Nominating Committee charter is available on the Investor Relations portion of our website (www.investors.DICKS.com). On March 15, 2016, the Governance and Nominating Committee recommended to the Board of Directors (with Mr. Weiss abstaining as to himself) that Messrs. Barrenechea, Chirico and Weiss stand for re-election as Class B Directors at the Company’s 2016 annual meeting of stockholders. Although we are not currently required to have an independent nominating committee as a result of our status as a “controlled company” under the NYSE’s Corporate Governance Standards, the Board has nevertheless determined that Messrs. Schorr, Colombo, Stone and Weiss each qualify as independent under the current standards applicable to non-controlled companies under the NYSE’s Corporate Governance Standards. For more information on the responsibilities and activities of the Governance and Nominating Committee, see “How Does The Board Select Its Nominees for Director?” on page 14 - 15 and the Governance and Nominating Committee’s Charter.
HOW IS OUR BOARD LEADERSHIP STRUCTURED?
The roles of Chairman of the Board and Chief Executive Officer of the Company currently are held by the same person, Edward W. Stack. In addition to serving in those roles, Mr. Stack controls a majority of the voting power of our capital stock, and has been operating the Company since 1984. The Board believes that Mr. Stack’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its stockholders. Mr. Stack possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and thus is best positioned to develop agendas that ensure the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, customers and vendors, particularly during times of turbulent economic and industry conditions. Each director, other than Mr. Stack, is independent, and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors conduct regular executive sessions.

In that regard, the Board believes that our current structure is particularly favorable to the Company due to the unique qualities and attributes possessed by Mr. Stack. In the event that he should no longer be able to serve as Chairman and Chief Executive Officer of

13 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Corporate Governance (continued)

the Company, other leadership models, such as a separate independent chairman of the Board, may be appropriate. As such, one responsibility of the Board is to take all necessary steps to ensure that an effective succession process exists to provide continuity of leadership over the long-term, both in the position of Chief Executive Officer and Chairman of the Board, as well as other critical management positions in the Company.

The Company has developed, through discussions of the Board, a succession process for the position of Chief Executive Officer, both as a long-term measure as well as in an emergency situation. The Board, along with management, also conducts annual reviews and discussions as it relates to the identification of successors in all key executive positions. This process ensures continuity of leadership over the long-term, and it forms the basis for which we determine future managerial hiring decisions. Our succession planning is a key factor in managing the long-term planning and investment lead times of our business.
To further strengthen the governance structure, the Company also maintains a presiding non-employee director, or Lead Director, position. On March 16, 2016, the Board appointed Mr. Schorr to act as the Lead Director for a one-year term. Mr. Schorr provides leadership and direction to the Company’s independent directors and presides over executive sessions of the Board. In addition, Mr. Schorr also has the following responsibilities as Lead Director: consulting with the Chairman on Board and committee agendas, approving the retention of outside advisors and consultants who report directly to the Board on critical issues, participating with the Governance and Nominating Committee in reviewing director candidates and evaluating the performance of the Chairman and Chief Executive Officer and the Board, among others.
WHAT IS THE BOARD’S ROLE IN THE OVERSIGHT OF RISK MANAGEMENT?
The Board as a whole has responsibility for risk management oversight, although certain categories of risk may be allocated to a particular committee of the Board for review based on its areas of expertise, with the committee then reporting back to the full Board as needed. For example, the Compensation Committee evaluates risk as it relates to the structure of the Company’s compensation practices and philosophy (as further discussed in "Compensation Discussion and Analysis" on page 26), while the Audit Committee evaluates overall enterprise risk and compliance. Company management is charged with the tasks of: adequately identifying material risks that the Company faces in a timely manner; implementing management strategies that are responsive to the Company’s risk profile and specific material risk exposures; evaluating risk and risk management with respect to business decision-making throughout the Company; and efficiently and promptly transmitting relevant risk-related information to the Board or appropriate committee, so as to enable them to conduct appropriate risk management oversight. The Company’s Compliance Department reports to the General Counsel and also reports regularly (two times in fiscal 2015) to the Audit Committee. Furthermore, the Audit Committee receives regular reports on the Company’s information security measures from the Information Security Department (four times in fiscal 2015). Finally, the Internal Audit Department assesses controls and procedures and partners with our Compliance Department to assess the implementation of compliance policies. Internal Audit reports regularly to the Audit Committee (four times in fiscal 2015). The primary areas for which the Board and its committees provide risk management oversight include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, compliance, regulatory and reputational risks. The Chief Financial Officer, with participation from the General Counsel reports on enterprise risk management to the Board at least once a year, and the Chief Information Officer, with participation from the Chief Information Security Officer, reports on information security to the Board at least once a year.
HOW DOES THE BOARD SELECT ITS NOMINEES FOR DIRECTOR?
The Governance and Nominating Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. In addition, the Governance and Nominating Committee will consider director candidates referred by our stockholders, including for election at the 2017 annual meeting, if such nominees are submitted in accordance with the procedures set forth in “Additional Information — Advance Notice Procedures” on page 48 of this proxy statement.
The Governance and Nominating Committee annually evaluates the composition of the Board in accordance with the Company’s Corporate Governance Guidelines in the context of an assessment of the perceived needs of the Board at that point in time. They review factors such as director independence, size of the Board, needs of the Board, including desired expertise in areas relevant to the Company’s business, and the minimum qualifications articulated in the Corporate Governance Guidelines, including accountability, integrity, relevant areas of experience, sound judgment in areas relevant to the Company's businesses, diversity of background (including, but not limited to, race, origin, age and gender) and a willingness and ability to commit sufficient time to the Board.
If a stockholder submits a nominee for election, the Governance and Nominating Committee, at the direction of the Committee Chair, makes an initial determination as to whether to conduct a full evaluation of a prospective candidate. This initial determination is based on whatever information is provided to the Governance and Nominating Committee with the prospective candidate’s recommendation,

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 14

Corporate Governance (continued)

as well as the Governance and Nominating Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the prospective nominee will satisfy the evaluation factors described above. If the Governance and Nominating Committee determines, in consultation with the Lead Director and other Board members as appropriate, that additional consideration is warranted, it may request that additional information be gathered about the prospective nominee’s background and experience and a report be prepared, and may utilize a third-party search firm to assist in such a process. The Governance and Nominating Committee then would evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, as outlined above, all in the context of an assessment of the perceived needs of the Board at that point in time.
The Governance and Nominating Committee will take such other steps as are necessary to evaluate a prospective nominee, including receiving input from our Chairman and Chief Executive Officer and, if warranted, interviews of the prospective nominee by one or more Governance and Nominating Committee or Board members. After completing this evaluation and other steps of the process, the Governance and Nominating Committee would make a recommendation to the full Board as to the persons who should be nominated by the Board. The Board then determines the nominees after considering the recommendations and report of the Governance and Nominating Committee.
DOES THE COMPANY HAVE A CODE OF ETHICS?
Our Code of Ethics and Business Conduct applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics and Business Conduct is available on the Investor Relations portion of our website (www.investors.DICKS.com) and is available in print to any Company stockholder upon request. We intend to post on our website substantive amendments to or waivers from our Code of Ethics and Business Conduct to the extent applicable to our Chief Executive Officer, principal financial officer, principal accounting officer or directors.
HOW DO STOCKHOLDERS COMMUNICATE WITH THE BOARD?
Stockholders and other parties interested in communicating directly with the Board, the presiding Lead Director or the non-management directors as a group may do so by writing to the Board of Directors or presiding Lead Director (as the case may be), c/o General Counsel, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 or sending an e-mail to the Legal Department’s attention at investors@dcsg.com. Upon receipt of letters addressed to the Board or non-management members of the Board, the Governance and Nominating Committee has instructed the General Counsel to (i) review the correspondence, (ii) regularly forward to the Board a summary of all such correspondence addressed to the Board and (iii) regularly forward to the presiding Lead Director copies of all such correspondence that is addressed to (or determined to be) intended for the presiding Lead Director or the non-management directors as a group or that otherwise requires their attention. Directors may at any time review correspondence that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.
HOW DOES THE BOARD DETERMINE WHICH DIRECTORS ARE CONSIDERED INDEPENDENT?
Pursuant to our Corporate Governance Guidelines, which meet the listing standards adopted by the NYSE for “controlled companies,” and are available on the Investor Relations portion of our website (www.investors.DICKS.com), the Board undertook its annual review of existing director and director nominee independence on March 16, 2016.
As a result of the review, the Board affirmatively determined that Dr. Fouse and Messrs. Byrd, Colombo, Stone and Schorr are, and that Messrs. Barrenechea, Chirico and Weiss if re-elected would continue to be, independent directors, in accordance with the standards set forth in our Corporate Governance Guidelines and in accordance with independence requirements implemented by the NYSE. During this review, the Board considered transactions and relationships between each current director or nominee for director with the Company (either directly or as a partner, stockholder or officer of any organization that has a relationship with the Company), including (i) the relationship between the Company and PVH Corp., one of our vendors, for which Mr. Chirico serves as Chairman and Chief Executive Officer, (ii) the relationship between the Company and OpenText Corporation, one of our technology service providers, for which Mr. Barrenechea serves as President and Chief Executive Officer, and (iii) Mr. Colombo's role as trustee of a trust that holds Class B shares for the benefit of Mr. Stack's children. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director or nominee for director is independent in accordance with independence requirements implemented by the NYSE.

15 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Corporate Governance (continued)

WHAT IS OUR POLICY ON ANNUAL MEETING ATTENDANCE?
The Board’s official policy is that the Board strongly encourages its members to attend the annual meeting of stockholders. The Company currently expects that all of its directors will attend the 2016 annual meeting. All of the then-current members of the Board were in attendance at last year’s annual meeting.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee currently consists of Messrs. Colombo, Schorr, Stone and Weiss. None of Mr. Schorr, Mr. Stone or Mr. Weiss has ever been an officer or employee of ours or any of our subsidiaries. Mr. Colombo served as an officer and employee of the Company in various roles from 1988 until 2011, including serving as Chief Operating Officer and Executive Vice President from 1995 to 1998, President of dsports.com LLC, our then eCommerce subsidiary from 1998 to 2000, as President and Chief Operating Officer from 2002 until 2008, and as our interim Chief Marketing Officer from September 2010 until February 2011.
None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.
CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS
In 2015, South Hills Landscaping & Excavating, Inc. (“South Hills”) provided all-seasons landscaping services with respect to the Company’s headquarters location, for which we paid $352,460. South Hills is owned by Darren Davis, the brother-in-law of Edward W. Stack. We engaged South Hills in the ordinary course of business and on terms comparable to those offered by non-related third-parties.
We lease two locations from Stack Associates, LLC, a New York limited liability company established by the estate of Richard “Dick” Stack, our founder and father of Edward W. Stack. Our total monthly lease payments for the two locations is $20,000. We paid $240,000 under these leases in fiscal 2015. The amount paid per square foot under these leases is comparable to the amounts we agreed to pay to unaffiliated third-parties for other leases that were entered into around the same time period.
On December 19, 2011, we entered into an Aircraft Charter Agreement with Corporate Air, LLC pursuant to which we have the ability to charter for business use an aircraft owned by EWS II, LLC, an entity owned by Edward W. Stack. Corporate Air has a lease agreement with EWS II, LLC under which Corporate Air operates and maintains this aircraft, hires pilots and other staff for flight operations and also may act to charter this aircraft for use by third-parties. During the term of the Charter Agreement, which ends on December 31, 2016, we have the right to use the aircraft on a flight available basis for 300 hours per year for travel purposes. Under the Charter Agreement, we pay Corporate Air a rental fee per month that is increased annually between 3% and 5%, based on the consumer price index. For calendar 2015, we paid a monthly fee of $218,545, which was adjusted to $225,101 per month for calendar 2016. Under the Charter Agreement, we also pay an hourly charter rate of $3,500 per block hour of actual usage, which is subject to a fuel surcharge adjustment. During fiscal 2015, we paid Corporate Air $3,310,885 under the Charter Agreement. The Charter Agreement may be terminated under certain conditions as set forth in the Charter Agreement and terminates automatically if Corporate Air no longer has the right to operate the aircraft under its lease with EWS II, LLC.
Kim Myers, the sister of our Chairman and Chief Executive Officer and a holder of our Class B common stock, is married to Tim Myers, who is employed by the Company in a director-level position. Mr. Myers was paid an aggregate salary and bonus of $180,164 for his services during fiscal 2015. Mr. Myers is also eligible for equity-based compensation in the form of stock options and restricted stock on the same basis as other eligible associates.
The Audit Committee reviewed and approved or ratified relevant transactions related to the transactions set forth above that occurred prior to March of 2007 in accordance with the terms of its committee charter. Since March 2007, the Audit Committee’s review and ratification, approval or disapproval of transactions required to be reported under Item 404 of the SEC’s Regulation S-K have been conducted in accordance with the terms of the Company’s Related Party Policy & Procedures, which covers our directors, director nominees, executive officers, and their respective immediate family members, and also may apply to outside third-parties in which any of these persons owns more than 10% of the equity, serves as an officer or equivalent or, in the case of directors, director nominees or immediate family members, is employed. Transactions with such persons are initially reviewed by our Legal Department to determine if they fall within the scope of our Related Party Policy & Procedures.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 16

Corporate Governance (continued)

Transactions (or series of related transactions) that would generally fall within the scope of our Related Party Policy & Procedures include those in which the amount exceeds $120,000 per year, other than compensation between a person covered by the policy and the Company (and its subsidiaries). Any new transaction and any amendment to a transaction that falls within the scope of the policy is required to be reviewed and approved, ratified or disapproved by the Audit Committee. Any potential related party transactions that are not reviewed by the Audit Committee must be reviewed by the full Board or another committee thereof, in accordance with the terms of the Related Party Policy & Procedures. Information regarding potential related party transactions is initially obtained through self-reporting, including through submission of annual director and executive officer questionnaires and through review of accounts payable records.

17 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Item 2—Ratification of Independent Registered Public Accounting Firm

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.
The primary purpose of the Audit Committee is to act on behalf of the Board of Directors in its oversight of all material aspects of the accounting and financial reporting processes, internal controls and audit functions of the Company, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
Management has primary responsibility for the Company’s financial statements and reporting processes, including its internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (sometimes referred to as D&T), is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.
In fulfilling its oversight responsibilities for fiscal year 2015, the Audit Committee reviewed and discussed with both Company management and the Company’s independent auditors all annual financial statements and quarterly operating results released in fiscal year 2015 prior to their issuance. During fiscal 2015, management reviewed significant accounting and disclosure issues with the Audit Committee and advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles. These reviews also included discussions with the outside auditors of matters required to be discussed pursuant to Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board, relating to communication with audit committees. The Audit Committee also received the written disclosures and letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the Audit Committee concerning independence, and had discussions with D&T regarding its independence. The Audit Committee also received, reviewed and discussed with D&T the report required by section 10A(k) of the Exchange Act.
Based on the reviews, discussions and disclosures referred to above, the undersigned Audit Committee members recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements for the fiscal year ended January 30, 2016 in the Company’s Annual Report on Form 10-K for such fiscal year.
Members of the Audit Committee
Jacqualyn A. Fouse (Chairperson)
Mark J. Barrenechea
Vincent C. Byrd
Emanuel Chirico

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 18

Item 2—Ratification of Independent Registered Public Accounting Firm (continued)

Deloitte & Touche LLP has served as our independent registered public accounting firm since the audit for the 11-month period ended January 30, 1999. For fiscal 2015, D&T rendered professional services in connection with the audit of our financial statements, including review of quarterly reports and other filings with the SEC, and also provided tax and other services. D&T is knowledgeable about our operations and accounting practices and well qualified to act as our independent registered public accounting firm, and the Audit Committee has selected D&T as such for fiscal 2016.
AUDIT AND NON-AUDIT FEES AND INDEPENDENT PUBLIC ACCOUNTANTS
The following table presents fees for professional audit services rendered by D&T for the audit of the Company’s annual consolidated financial statements for fiscal years 2014 and 2015 and fees billed for other services rendered by D&T for fiscal years 2014 and 2015.

	Fiscal 2014	Fiscal 2015
Audit Fees	$1,037,903	$1,107,244
Audit-Related Fees	506,168	21,800
Tax Fees	251,654	518,389
All Other Fees	36,500	37,300
Total All Fees	$1,832,225	$1,684,733
Audit Fees — Audit fees for fiscal 2014 and 2015 included fees for professional services and expenses relating to the audit of our annual financial statements, the audit of our internal control over financial reporting and the review of our quarterly financial information.
Audit-Related Fees — Audit-related fees paid in fiscal 2014 and 2015 principally included fees relating to merger and acquisition services, statutory audits of subsidiary locations and an employee benefit plan audit.
Tax Fees — Tax fees set forth for fiscal 2014 and 2015 were for tax-related services related primarily to tax consulting and tax planning.
All Other Fees — All other fees in fiscal 2014 and 2015 were for human resource and accounting research subscriptions.
The Audit Committee pre-approves all auditing services and any non-audit services that the independent registered public accounting firm is permitted to render under Section 10A(h) of the Exchange Act. The Audit Committee may delegate the pre-approval to one of its members, provided that if such delegation is made, the full Audit Committee must be presented at its next regularly scheduled meeting with any pre-approval decision made by that member. The Audit Committee has pre-approved non-audit services for fiscal 2016 up to $35,000 per occurrence.
Representatives of D&T will be present at the 2016 annual meeting of stockholders to respond to questions and to make statements as they desire.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2016.

19 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Executive Compensation

COMPENSATION COMMITTEE REPORT
The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with the Company’s management and, based upon such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
The full text of the Compensation Committee’s charter is available on the Investor Relations portion of the Company’s website (www.investors.DICKS.com).
Respectfully submitted,
Members of the Compensation Committee
Larry D. Stone (Chairperson)
William J. Colombo
Lawrence J. Schorr
Allen R. Weiss
COMPENSATION DISCUSSION AND ANALYSIS
OUR NAMED EXECUTIVE OFFICERS

This Compensation Discussion and Analysis describes our executive compensation program, including a discussion of the philosophy and intent of the material elements of the program. The discussion is focused on our Chief Executive Officer, Chief Financial Officer and three other highest compensated executive officers for fiscal 2015. Our Named Executive Officers are:

Name	Position
Edward W. Stack	Chairman and Chief Executive Officer
Teri L. List-Stoll	Executive Vice President — Chief Financial Officer
André J. Hawaux	Executive Vice President — Chief Operating Officer*
Michele B. Willoughby	Executive Vice President — eCommerce and Supply Chain
Lee J. Belitsky	Executive Vice President — Product Development and Planning, Allocations and Replenishment
Lauren R. Hobart	Executive Vice President — Chief Marketing Officer
* Mr. Hawaux served as the Chief Financial Officer in addition to his current role until August 2015, when Ms. List-Stoll joined the Company as Executive Vice President — Chief Financial Officer.

FISCAL 2015 WAS A YEAR OF CONTINUED PROGRESS TOWARD OUR LONG-TERM OMNI-CHANNEL VISION, DESPITE WEATHER-RELATED CHALLENGES

In fiscal 2015, we made significant and meaningful contributions to the long-term success of the organization, including growing our omni-channel platform by ending the year with 644 Dick's stores, 73 Golf Galaxy stores and 19 Field & Stream stores and growing our eCommerce business by 19%. We continued to progress on our multi-year plan to transition our eCommerce business onto our internal web platform and in fiscal 2015, we re-launched www.golfgalaxy.com onto our own web platform and launched Field & Stream’s first ever eCommerce website on that same platform. However, we faced record-setting warm weather across the majority of our markets during the back half of fiscal 2015. The impact of this warm weather on sales was significant enough to impact us on a full-year basis, and we ended the year with a consolidated same store net sales decrease of 0.2%. Notwithstanding the temporary challenges

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 20

Executive Compensation (continued)

presented by the abnormal weather, the Company was able to deliver 6.7% growth in net sales and non-GAAP earnings per diluted share of $2.87*. Our five-year top line and bottom line performance is detailed below.
* See Appendix A for the GAAP to non-GAAP reconciliations

We have grown our top line net sales through opening stores in new and underpenetrated markets, while increasing annual same-store net sales at our existing stores and on our eCommerce sites.	*See Appendix A for the GAAP to non-GAAP reconciliations. We are committed to driving shareholder returns through profitable growth, dividends, and share repurchases.

Comparison of Cumulative Returns The following graph compares the performance of the Company’s common stock with the performance of the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500”) and the S&P Specialty Retail Index for the periods indicated below. The graph assumes that $100 was invested on January 28, 2011 in the Company’s common stock, the S&P 500 and the S&P Specialty Retail Index and that all dividends were reinvested.
The stock performance graph is not necessarily indicative of future performance.

21 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Executive Compensation (continued)

OUR COMPENSATION - WE ALLOCATE PAY WITH AN EMPHASIS ON VARIABLE COMPENSATION

Our compensation programs are designed to attract, retain, and motivate the executive management team that we need as a specialty retail company that continues to evolve with our customers. We want to attract and retain top executive talent by offering market-competitive base salaries and time-based restricted stock grants. We motivate our executives to continue to grow and evolve with the Company by offering short-term and long-term incentive awards and stock options that align our executives with our stockholders. Overall, a considerable portion of the compensation for our named executive officers is considered to be “pay-at-risk.”

To further strengthen the emphasis on variable compensation, the Committee increased the short-term incentive target for the Chairman and CEO to 210% effective for the fiscal 2015 plan year. The chart below illustrates how base salary, restricted stock, stock options and short-term incentive awards were allocated for fiscal 2015 (assuming the fiscal 2015 short-term incentive plan achieved target level payout). "Other NEO Pay Allocation" excludes our current Executive Vice President — Chief Financial Officer, Teri L. List-Stoll, who joined the Company mid-fiscal 2015; as a result, Ms. List-Stoll did not receive all elements of the annual executive compensation package. Equity awards for promotions are also excluded for purposes of this chart.
Each of the variable elements of compensation for fiscal 2015 was affected by the Company’s fiscal 2015 performance and the Company’s stock price performance. As we discuss further below, there were no payouts pursuant to the fiscal 2015 short-term incentive award.
We discuss each of the elements of our compensation program in further detail starting on page 28 of this proxy statement.
VARIABLE COMPENSATION IS DRIVEN BY COMPANY PERFORMANCE

Our short-term and long-term incentive programs are designed to pay based on an assumed threshold growth in the Company’s performance. Each incentive program is distinct and rewards the achievement of specific, pre-determined financial, operational and strategic goals. We use, or have used, one-, three-, four- and five-year measurement periods, depending on the specific purpose of the program. At any given time, we could have one or more incentive programs in place, and might from time-to-time adopt new incentive programs based on our organizational needs and the Company’s strategic plan.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 22

Executive Compensation (continued)

Short-Term Incentive Program - Our short-term incentive program (“STIP”) is based on the Company’s annual operating plan, and requires that the Company achieve threshold level of financial performance in order for any payout to occur. For fiscal 2015, our STIP required threshold level of growth in net sales across all of our channels, which we refer to as “Consolidated Sales,” and growth in consolidated earnings before taxes, adjusted for certain non-recurring, infrequent, unusual or special items, as approved by the Compensation Committee. We refer to this adjusted consolidated earnings before taxes as “EBT.” In the event that threshold EBT was not achieved, no incentive payments would have been awarded regardless of our Consolidated Sales growth. This design ensures that pay is based on the Company’s year-over-year profitable growth. The chart below, which shows the last five years of the Company’s year-over-year Consolidated Sales and EBT growth compared to the short-term incentive award paid to our CEO, demonstrates this alignment.
See Appendix A for GAAP to EBT (non-GAAP) reconciliations.

Information about the metrics and payout for the fiscal 2015 STIP is available starting on page 28 - 31.

The negative impact of the weather resulted in net sales and earnings below our estimates, and below the threshold performance level required for payouts under our STIP. As a result, our executive officers and incentive-eligible associates did not receive a payout under the fiscal 2015 STIP. This plan is described in more detail on page 28.
Long-Term Incentive Programs - Our performance-based restricted stock programs are special performance-based long-term grants that do not provide an opportunity for annual vesting. The performance metrics provide vesting opportunities at threshold and target levels, with 100% vesting only if the target level metrics are met. Most recently, in 2013 we adopted a one-time 5-year restricted-stock based performance plan based on stretch net sales and operating margin goals. We have referred to this plan as our 2013 LTIP, which covers Company performance from fiscal 2013 through fiscal 2017. The stretch goals need to be met at threshold level in order for any of the restricted stock awards to vest.

23 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Executive Compensation (continued)

The Company has completed three of the five fiscal years included in the 2013 LTIP performance period. Based on the Company’s fiscal 2013, fiscal 2014 and fiscal 2015 performance, the Company does not currently expect any of the awarded performance-based restricted stock to be earned at the end of the 5-year performance period. The “Reported Value” shown under 2013 LTIP represents the grant date fair value for 100% of the awarded performance-based restricted stock as reported in the “Summary Compensation Table” for fiscal 2013, the year of grant. See page 31 for additional information about the 2013 LTIP.
BASED ON FISCAL 2015 PERFORMANCE AND OUR FOCUS ON OUR OMNI-CHANNEL GROWTH, WE MADE RECENT COMPENSATION DECISIONS TO RETAIN AND MOTIVATE OUR ASSOCIATES

Special Discretionary Bonus for 2015 - Fiscal 2015 presented some temporary challenges that, ultimately, resulted in financial performance below the threshold level required for a payment under the Company’s short-term incentive plan. After careful review and deliberation, the Compensation Committee determined that the Company should pay a discretionary bonus to all incentive eligible associates other than the Chairman and CEO and EVP- COO, to recognize significant associate contributions that position the Company for continued profitable growth.  Specifically, the Compensation Committee wanted to recognize executive and non-executive achievements in the Company’s transition to its own eCommerce platform, including the launch of www.golfgalaxy.com and www.fieldandstreamshop.com on the new platform, strong performance in growth categories where the Company made specific investments in improved product content, merchandise presentation, shopping experience and marketing, and the successful navigation of the unusually warm winter that materially affected the Company’s fourth quarter performance.

In its deliberation, the Committee determined that the bonus should have a retentive element for the executive officers.  Therefore, the discretionary bonus for each executive officer is subject to repayment.  Each executive officer must reimburse the Company for a pro-rata portion of the award if he or she voluntarily terminates his or her employment or if the Company terminates his or her employment for cause, in either case prior to March 15, 2018.   In making this decision, the Compensation Committee felt the retentive value would serve to promote consistent leadership necessary for the achievement of the Company’s long-term strategic goals, including the Company’s initiatives to drive store productivity, grow store presence in new and underpenetrated markets, grow and control eCommerce, and expand presence in the outdoor space.

These discretionary bonuses paid to the Named Executive Officers were significantly less than the payouts the officers would have otherwise received had our financial results been achieved at the threshold level of payout. Furthermore, by their choice and as supported by the Compensation Committee, both Mr. Stack, Chairman and CEO, and Mr. Hawaux, EVP- COO elected not to receive bonuses.

Change to Fiscal 2016 STIP - The Committee also approved an annual short-term incentive plan for fiscal 2016 that raises the performance requirements for a payout for executive officers.  For fiscal 2016, the Committee eliminated the opportunity of a payout for Company performance at a threshold level for executive officers.  Though the short-term incentive plan has historically included payout opportunity at threshold, target and maximum level performance, the Committee felt that for fiscal 2016, executive officers should only get a payout if target level, or greater, performance is achieved.  They made this change for one year to raise performance requirements for fiscal 2016 as a balance against the discretionary award made for fiscal 2015.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 24

Executive Compensation (continued)

STRONG GOVERNANCE UNDERLIES OUR COMPENSATION PROGRAM

We strive to align the Company’s executive compensation program with the interests of the Company and its stockholders and we implement strong corporate governance in our executive compensation program to achieve this result. The charts below highlight certain pay practices that we utilize and those that we avoid, so as to maintain discipline in our executive compensation program.

Pay Practices We Utilize
Threshold earnings must be achieved in order for payouts to occur
Threshold level EBT, adjusted for certain non-recurring, infrequent, unusual or special items, must be achieved before any performance-based incentives are paid to named executive officers. This ensures that a level of stockholder value is generated before performance-based incentive compensation is awarded to our named executive officers. See pages 28 to 30 and page 31 for further information.

A variety of performance metrics ensures focus on the Company’s strategy
We have used a variety of performance metrics, including same store net sales, inventory turn, operating margin, and total net sales in our incentive-based programs in order to align compensation with the Company’s long-term strategy. For fiscal 2015, our short-term incentive program was based on Consolidated Sales and EBT. See pages 28 to 30 for further information.

Grants are based on 100% of fair market value	Our equity plan requires that all common stock grants are priced at 100% of fair market value on the date of grant, as reported on the NYSE.
Dividends on restricted stock and performance stock are subject to forfeiture
The Company currently pays quarterly dividends. However, all dividends paid on restricted stock and performance stock are subject to forfeiture and are paid only if the underlying restricted stock ultimately vests.

Stock Ownership Guidelines keep our executives invested
We have adopted stock ownership guidelines to ensure that our executive officers and directors are financially invested in the Company alongside our stockholders, as further detailed on page 31 of this proxy statement.

We prohibit short-selling and hedging and restrict pledging transactions
Our executive officers and directors are strictly prohibited from engaging in short selling and put, call, or other derivative transactions or hedging or other monetization transactions in our common stock. Furthermore, our executive officers and directors are strongly discouraged from pledging our common stock. Such transactions require pre-approval from our Governance and Nominating Committee.

Perquisites are not a material feature of our Compensation Program
We provide limited perquisites. Executive officers and directors are required to reimburse the Company for personal use of the Company’s aircraft. See our “Summary Compensation Table” on pages 33 to 34 for further information.

Pay Practices We Avoid
We do not have employment agreements with our Executive Officers
The Company has no employment contracts in place with any of its executive officers. The Company is obligated to pay very limited severance in connection with non-competition agreements entered into with a broad base of employees, including our named executive officers. See page 32 for further information.

We do not have Change-in-Control Agreements	The Company does not have change-in-control agreements with any of its executive officers.
Our equity plan does not provide for automatic accelerated vesting upon a Change of Control	Our equity compensation plans do not provide for automatic acceleration of vesting of awards in the event of a change-in-control. See pages 42 to 43 for further information.
We do not provide tax gross-ups	Other than for relocation benefits, we do not provide tax gross-ups on compensation or personal benefits. See page 32 for further information.
We do not reprice underwater stock options	Our equity plan prohibits the repricing of stock options unless our stockholders approve such actions.

25 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Executive Compensation (continued)

In addition to maintaining discipline in our executive compensation program, we believe these pay practices create an overall compensation program that is designed to motivate and reward our employees and executive officers for their performance on a short-term and long-term basis and for taking appropriate business risks. These pay practices mitigate excessive or unnecessary risk taking, and encourage a level of risk taking that is not reasonably likely to have a material adverse effect on the Company.
THE COMPENSATION DECISION-MAKING PROCESS IS THOROUGH AND BALANCES OBJECTIVE DATA WITH A DEEP UNDERSTANDING OF OUR BUSINESS

Participants in the compensation decision-making process utilize a combination of objective data along with a deep understanding of the business as they consider each element of compensation. Further, participants in the decision-making process strive to ensure that programs are complementary and support both the short- and long-term objectives of the Company.
As of the record date, our Chairman and Chief Executive Officer controls 59.70% of the combined voting power of our common stock and Class B common stock. He has been operating the Company since 1984 and has led the Company through its sustained growth for over 30 years. He has a substantial role in the development of the Company’s long-term strategy, and as a result, provides critical input in the development of executive compensation programs intended to motivate executives to achieve that strategy. However, all decisions relating to executive compensation are ultimately made by the Compensation Committee, which is comprised entirely of "Non-employee Directors" for purposes of Rule 16b-3 under the Exchange Act, and some cases, an ad hoc subcommittee of the Compensation Committee (the "Ad Hoc Subcommittee") who also satisfy the requirements of "outside directors" for purposes of Section 162(m) of the Code, and all named executive officer compensation packages, including the Chairman and Chief Executive Officer’s compensation, are approved annually by the Compensation Committee or in some cases, the Ad Hoc Subcommittee. As a controlled company, the Company is not required to have an independent Compensation Committee under the listing standards of the NYSE, but has determined that independent voices in the executive compensation decision-making process are in the best interest of the Company’s stockholders and balances pay with performance.
Compensation of our Chief Executive Officer - Participants in the compensation decision-making process for the Chief Executive Officer consist of our SVP - Human Resources, the Compensation Committee and the Board. Our SVP - Human Resources works with management’s compensation consultant to develop and review benchmarking information. Based on this benchmarking information, our SVP - Human Resources makes recommendations of compensation for the Chief Executive Officer to the Compensation Committee. The Compensation Committee reviews benchmarking information, the Company’s performance against performance targets for incentive compensation awards, the Company’s overall financial performance and the Chief Executive Officer’s overall performance. The Compensation Committee may also discuss these matters directly with the Chief Executive Officer. Following review, the Compensation Committee approves the Chief Executive Officer’s compensation and performance targets for grants under our short-term and long-term incentive programs for the Chief Executive Officer and ultimately determines whether such performance targets have been met and to what extent. All components of the Chief Executive Officer’s compensation, including base salary, short-term incentive, long-term incentive and other equity awards are approved by the Compensation Committee and, in some cases, by the Ad Hoc Subcommittee for purposes of Section 162(m) of the Code, and are then subsequently approved in an executive session of all directors other than the Chairman and Chief Executive Officer.
Compensation of our Named Executive Officers, other than our Chief Executive Officer - The participants in the compensation decision-making process for named executive officers, other than the Chief Executive Officer, consist of our Chairman and Chief Executive Officer, our SVP - Human Resources and the Compensation Committee. Our SVP - Human Resources works with our Chairman and Chief Executive Officer to develop recommendations on all components of a named executive officer’s compensation, including recommending levels and performance targets for grants of short-term and long-term incentive awards and discretionary matching contributions to the Company’s retirement programs. Recommendations are based on the Company’s historical performance, the Company’s financial, operational and strategic goals, benchmarking information provided by management’s compensation consultant, the Company’s talent needs and individual performance. Our Chairman and Chief Executive Officer makes the final determination on whether new and/or revised compensation programs will be presented to the Compensation Committee.

The Chairman and Chief Executive Officer reviews his recommendations with the Compensation Committee and our SVP- Human Resources. The Compensation Committee (and for purposes of Section 162(m) of the Code, the Ad Hoc Subcommittee) is responsible for approving all components of executive compensation as well as for approving performance targets for our short-term and long-term incentive programs and determining whether performance targets have been met and to what extent. The Compensation Committee also reviews and approves all new and/or revised executive compensation programs. The Compensation Committee has delegated certain non-executive compensation matters to a subcommittee consisting of members of management. The subcommittee does not have authority to make determinations with respect to executive officer compensation.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 26

Executive Compensation (continued)

OBJECTIVE DATA PROVIDES INSIGHT INTO MARKET PRACTICES

Role of Management’s Compensation Consultant - In fiscal 2015, management retained Hay Group, Inc., a nationally known consulting company with a strong emphasis in the retail sector (“Hay Group”), as its compensation consultant to provide market data, benchmarking research, survey information and peer group advice relating to executive compensation. In addition, management has separately engaged Towers Watson to provide consulting services relating to director compensation. Both Hay Group and Towers Watson work directly with our human resources team, including our SVP - Human Resources. Neither Hay Group nor Towers Watson meet with or otherwise provide advice or consulting services to our Compensation Committee. All research for executive compensation conducted by Hay Group and Towers Watson is provided to the Compensation Committee directly by management.
Benchmarking Executive Compensation - In general, the Compensation Committee has benchmarked base salary and time-vested equity awards for named executive officers to retail market median, with a willingness to pay above market median for executives who have critical skills in key operational areas for the Company or for outstanding performance against key financial metrics. Company management has historically engaged Hay Group to review, analyze and make recommendations with respect to our named executive officer compensation, both as to individual components as well as the comprehensive package. Each pay component utilized by the Company in fiscal 2015 was analyzed using the Hay Group 2014 Retail Industry Total Remuneration Report (referred to as the “Hay Retail Survey”), which includes 143 retail companies and provides data by job title (controlling for differences in responsibility and revenue).

In 2015, management engaged Hay Group to conduct a review of the direct compensation components paid to our named executive officers against a specific benchmark retail group, with a focus on base pay, annual performance incentive pay and stock-based compensation. This benchmark retail group (referred to as the “Retail Peer Group”) consisting of 18 companies was selected based on the following attributes:

•	publicly-held specialty retailers

•	retailers with annual revenues between one-half and two times the Company’s annual revenue

•	retailers with which we compete for executive talent

•	“medium” to “large” box retailers (i.e. average store size of 15,000 square feet or greater)

•
retailers with comparable financial metrics (i.e., that consider both short-and long-term performance metrics such as market capitalization, sales, return on invested capital and total shareholder return)

The Retail Peer Group is reviewed and approved annually by the Compensation Committee and may change from time to time based on each component retailer’s continued relevance to the Company’s current or future business model, as well as the competitive environment for executive talent.

The Retail Peer Group for fiscal 2015 compensation recommendations was comprised of the following companies:

Abercrombie & Fitch Co.	Big Lots, Inc.	PetSmart, Inc.
Advance Auto Parts, Inc.	Cabela’s Incorporated	Ralph Lauren Corporation
American Eagle Outfitters, Inc.	Dollar Tree Stores, Inc.	Ross Stores, Inc.
Ascena Retail Group, Inc.	Foot Locker, Inc.	Tractor Supply Company
AutoZone, Inc.	GameStop Corp.	VF Corporation
Bed, Bath & Beyond, Inc.	L Brands, Inc.	Williams-Sonoma, Inc.

27 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Executive Compensation (continued)

STOCKHOLDERS SUPPORT OUR PAY PROGRAM

Say-On-Pay Vote Results - We held an advisory vote at the 2015 annual meeting of stockholders asking our stockholders to approve, on a non-binding advisory basis, the compensation paid to our named executive officers. The Compensation Committee has determined that the Company should hold this vote every year. The Company received approval from over 98% of the votes cast for the compensation paid to our named executive officers with respect to fiscal 2014. Because the Company is a “controlled company,” the Compensation Committee also reviewed the voting results from the Company’s unaffiliated holders of the Company’s common stock. Based on the voting results, we have strong stockholder support of our executive compensation programs.
ELEMENTS OF COMPENSATION

The combination of our performance-based programs and our time-vested equity program creates an overall compensation program design that rewards the achievement of financial, operational and strategic goals over one-, three-, four- and five-year measurement periods. The Compensation Committee believes that this overall compensation program design creates balanced incentives for our named executive officers that encourages them to grow the Company in a disciplined, focused manner with a view towards long-term success. Each element of compensation has a specific purpose.

Base Salary - Base salary is intended to provide reasonable and market-competitive fixed pay reflective of an executive’s role, responsibilities and individual performance. Base salary is benchmarked by the Compensation Committee at the retail market median, with a willingness to pay above median to attract and retain executives who have critical skills in key operational areas for the Company and to retain executives who have delivered sustained superior performance for the Company. Furthermore, base salary determinations take into account tenure with the Company and areas of responsibility, particularly where executives have combined executive roles. The Compensation Committee examines base salary in conjunction with data provided by the Hay Retail Survey and against the Retail Peer Group to help guide it in determining base salary increases.

Name	Position	2015 Salary	2016 Salary	% Change
Edward W. Stack	Chairman and Chief Executive Officer	$1,000,000	$1,000,000	0%
Teri L. List-Stoll	Executive Vice President — Chief Financial Officer	$750,000	$750,000	0%
André J. Hawaux	Executive Vice President — Chief Operating Officer	$772,500	$772,500	0%
Michele B. Willoughby	Executive Vice President — eCommerce and Supply Chain	$525,000	$540,750	3.0%
Lee J. Belitsky	Executive Vice President — Product Development and Planning, Allocations and Replenishment	$489,518	$489,518	0%
Lauren R. Hobart	Executive Vice President — Chief Marketing Officer	$520,000	$520,000	0%
Short-Term Incentive Awards - The Company looks at a combination of performance metrics to design its STIP, paid annually in cash. As previously discussed, the Company did not meet the threshold performance level required for payouts under our short-term incentive plan for fiscal 2015. As a result, our named executive officers did not receive a payout under the fiscal 2015 STIP. Nonetheless, below we describe the structure of the incentive plan.
For fiscal 2015, the Company used Consolidated sales and EBT goals to determine whether short-term incentive awards would be paid. The 2015 annual performance incentive components and targets were established by the Compensation Committee with a goal of continued focus on driving sustained profitable growth. The metrics were based on the Company’s annual operating plan, and required threshold level of EBT to be achieved in order for any payouts to occur.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 28

Executive Compensation (continued)

The following table sets forth the specific threshold, target and maximum amounts, as a percentage of base salary, potentially payable to our named executive officers under the Company’s fiscal 2015 STIP:

		Threshold	Target	Maximum
Name	Position	(as a percentage of base salary)
Edward W. Stack	Chairman and Chief Executive Officer	90%	210%	400%
Teri L. List-Stoll	Executive Vice President — Chief Financial Officer	60%	75%	150%
André J. Hawaux	Executive Vice President — Chief Operating Officer	80%	100%	200%
Michele B. Willoughby	Executive Vice President — eCommerce and Supply Chain	60%	75%	150%
Lee J. Belitsky	Executive Vice President — Product Development and Planning, Allocations and Replenishment	60%	75%	150%
Lauren R. Hobart*	Executive Vice President — Chief Marketing Officer	60%	75%	150%
* Ms. Hobart was promoted from Senior Vice President — Chief Marketing Officer to Executive Vice President — Chief Marketing Officer in September 2015. In connection with her promotion, her threshold, target and maximum payouts were raised from 40%, 50% and 100% to 60%, 75% and 150%, respectively. Any actual payout would have been prorated based on the time in each position and the respective payout level.
The determination of the annual STIP payout is based on achievement of two separate components: (1) EBT and (2) Consolidated Sales, each set at threshold, target and maximum levels. If threshold EBT is not achieved, then no performance incentive amounts are paid, regardless of whether the Consolidated Sales metric is achieved. The Compensation Committee is permitted to exercise negative discretion with respect to the incentive amount paid to any named executive officer, regardless of the level of the Company’s achievement of EBT and Consolidated Sales.
EBT is the first and principal component of the fiscal 2015 STIP. Eighty percent (80%) of each named executive officer’s fiscal 2015 performance incentive award is calculated based on EBT achieved during the fiscal year relative to the pre-determined levels of threshold, target and maximum EBT.
The threshold, target and maximum EBT targets correlate with the three levels of bonus expressed as a specified percentage of the named executive officer’s eligible earnings, as described above. The Company uses interpolation between the threshold, target and maximum EBT targets and the corresponding base salary percentage to determine the specific amount of the payout for each named executive officer with respect to the achievement of the EBT goal between the various levels.
Consolidated Sales comprised the second component of the 2015 STIP. Twenty percent (20%) of each named executive officer’s fiscal 2015 STIP award is calculated based on achievement of the goal. As with the EBT component, the Company uses interpolation to determine the specific amount of the payout for each named executive officer with respect to the achievement of Consolidated Sales between the various levels.

For fiscal 2015, the Compensation Committee determined that the program for executive officers should provide an additional payout opportunity for superior Company performance based on achievement of a superior level of EBT. If the Company achieved this Superior Level of EBT, each named executive officer, other than the Chairman and Chief Executive Officer, would have received a payout of $200,000, with interpolation between the maximum level and the Superior Level.

2015 Performance Targets	Threshold	Target	Maximum	Superior	Actual
EBT (in $000’s)	$554,700	$600,000	$659,400	$669,400	$538,759
Consolidated Sales (in $000’s)	$7,185,000	$7,349,000	$7,556,000	N/A	$7,270,965
* See Appendix A for GAAP to non-GAAP reconcilations.

29 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Executive Compensation (continued)

To determine the actual incentive payment, the Company applies the following formula to each executive officer:

“Eligible earnings” represents actual payment to the named executive officer during the fiscal year, while “Component Attainment” is the Company’s actual performance against the Threshold, Target and Maximum levels.

The table below shows the actual incentive payments made to each of our named executive officers.

Name	Target Payout Percentage	Target Payment		Actual Payout Percentage	Actual Payment
Edward W. Stack	210%	$2,100,000		0%	$0
Teri L. List-Stoll	75%	$281,250	(1)	0%	$0
André J. Hawaux	100%	$768,606		0%	$0
Michele B. Willoughby	75%	$390,505		0%	$0
Lee J. Belitsky	75%	$365,288		0%	$0
Lauren R. Hobart (2)	75%	$299,354		0%	$0
(1) Ms. List-Stoll joined the Company as Executive Vice President — Chief Financial Officer in August 2015 and the target payment is based on her eligible earnings in fiscal 2015.
(2) Ms. Hobart was promoted from Senior Vice President — Chief Marketing Officer to Executive Vice President — Chief Marketing Officer in September 2015. In connection with her promotion, her threshold, target and maximum payouts were raised from 40%, 50% and 100% to 60%, 75% and 150%, respectively. Any actual payout would have been prorated based on the time in each position and the respective payout level.
Annual short-term incentive payments are paid for the most recently completed fiscal year (assuming performance levels have been met) as soon as administratively practical after the amounts are determined and the Compensation Committee has taken the actions required under Section 162(m) of the Code.
Long-Term Incentive Awards - Long-term equity compensation is a key element of our executive compensation program. It is used to drive behaviors that lead to long-term growth and financial success, ensure balance between short- and long-term performance focus, align executive and stockholder interests, retain key executive talent, and create an association between individual pay and the long-term performance of the Company. Equity compensation also builds an ownership mentality among executives. Long-term equity awards vest over three-, four- and five-year periods.
Equity grants are generally made on an annual basis to specified categories of employees in amounts that take into account such factors as Company and individual performance, total stockholder return, share usage and stockholder dilution, as well as market competitiveness. The target grant value is reflective of market competitive pay levels. An individual award can be granted at a level above or below the target value based on Company performance as well as individual performance and potential.
The Company’s annual grant of equity awards to our named executive officers, other than our Chairman and Chief Executive Officer, was split in fiscal 2015, with approximately 40% of the total grant value consisting of time-based restricted stock, and the remaining 60% awarded as a stock option. Our Chairman and Chief Executive Officer received approximately 70% of his total grant value in time-based restricted stock and 30% as a stock option. Special grants may also be authorized by the Compensation Committee for, among other things, new hires and promotions, exceptional performance or retention purposes.
The Company grants annual equity awards based on the desired value of the award, which is determined by considering the long-term performance equity market data included in the Hay Retail Survey and the practices of the Retail Peer Group. The Compensation Committee believes that a value-based approach ensures greater alignment and consistency with the external market and provides greater stability in managing equity expense.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 30

Executive Compensation (continued)

Stock Options - Stock options are generally granted on an annual basis to our executive officers, vest 25% per year over four years following the grant date, and have seven year maximum terms.
Restricted Stock - Restricted stock awards are generally granted on an annual basis to our executive officers, vest 100% on the third anniversary of the grant date, and remain subject to forfeiture if the recipient fails to remain actively employed through the vesting period. Holders of unvested restricted stock are entitled to voting and dividend rights; however, dividends are held by the Company and are subject to forfeiture until vesting of the underlying shares of restricted stock to which the dividends relate.
Performance-Based Long-Term Incentives - The Company uses performance-based restricted shares from time-to-time to align executive performance with the Company’s long-term strategy. These awards are not annual awards and are not designed to provide opportunity for annual vesting. Instead, these performance-based restricted stock awards are specifically tailored around the Company’s long-term strategic plan. The 2013 LTIP, our only performance-based long-term incentive plan currently in place, is based on a five year performance period and stretch enterprise goals.
The 2013 LTIP consists of performance-based restricted stock that vests at the end of a five-year performance period from fiscal 2013 to the end of fiscal 2017 upon attainment of net sales and operating margin goals at threshold and target levels, with opportunity for earlier vesting if certain performance conditions are met. Vesting only occurs if threshold level of both metrics is achieved and then only at the 50% level. Vesting of 100% of the awarded restricted stock only occurs if target level of both metrics is achieved. Currently, Company performance is tracking to result in below threshold performance on both metrics, thereby resulting in 0% vesting. See the Company’s Compensation Discussion and Analysis included in its proxy statement for its 2014 Annual Meeting of Stockholders for further information about the 2013 LTIP.
STOCK OWNERSHIP GUIDELINES KEEP OUR EXECUTIVES INVESTED

The Compensation Committee adopted stock ownership guidelines to further align the interests of our executive officers and directors with the interests of our stockholders and to encourage long-term stock ownership. The guidelines apply for so long as the executive officer or director occupies such positions.
The stock ownership guidelines for named executive officers and directors are as follows:

Role	Value of Common Stock to be Owned
Chairman and Chief Executive Officer	6 times base salary
Executive Vice Presidents	3 times base salary
Other Executive Officers	1 times base salary
Board of Directors	$300,000 value
All shares of common stock, including time-based and performance-based restricted stock and stock underlying exercisable and unexercisable stock options, as well as shares of Class B Common Stock, that are beneficially owned by the executive officer or director are counted towards the ownership requirement. Named executive officers and directors have three years from the time they become subject to the guidelines to reach the ownership requirements, and compliance is reviewed every year based on the record date for the Company’s annual meeting of stockholders. If an executive officer or director does not meet the ownership requirement within the time prescribed, he or she will not be permitted to sell net shares obtained through stock option exercises or released in connection with the vesting of restricted stock until the ownership requirement is met. As of the record date for the 2016 annual meeting, all named executive officers and directors were in compliance with the stock ownership requirements.
Additional Information

Retirement and Other Benefits - The Company’s Smart Savings 401(k) Plan, established pursuant to Section 401(k) of the Code, covers all salaried employees (including named executive officers) and certain hourly employees. Under its terms, the Company may make an annual discretionary matching contribution, which typically has been paid out at 50% of the first 10% of the participant’s deferral. Each of our named executive officer’s contribution to his or her 401(k) account is capped at 3% of his or her base salary (net of any contributions to the Officer’s Supplemental Savings Plan, the Company’s nonqualified deferred contribution plan discussed below). The participant must be an active employee on December 31 of the plan year to receive any matching contribution for that year.

31 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Executive Compensation (continued)

Company contributions vest 20% per year of service and become fully vested when a participant attains five years of service. Thereafter, all Company contributions are fully vested. The Compensation Committee has delegated authority to a management subcommittee to approve the Company’s annual matching contributions up to $1.00 per every dollar deferred by the participant up to the first 10% of the participant’s deferral, including contributions to any named executive officers. Any Company contributions above that match level require approval from the Compensation Committee. The Compensation Committee is informed of any matches approved by the management subcommittee.
Officers’ Supplemental Savings Plan - The Dick’s Sporting Goods Officers’ Supplemental Savings Plan, referred to as the Officers’ Plan, is a voluntary nonqualified deferred compensation plan that became effective in April 2007. The Officers’ Plan was implemented for the purpose of attracting high quality executives by providing a more robust retirement savings opportunity and by including a match provision, which we believe promotes in our key executives an increased interest in the successful operation of the Company. The Officers’ Plan provides participants an opportunity to participate in a deferred contribution plan above the 401(k) plan, which caps the level of contributions that they can make. Certain key executives, including our named executive officers, are eligible to participate in the Officers’ Plan. For information regarding the terms of the Officers’ Plan, including matching amounts received by our named executive officers, see the “Nonqualified Deferred Compensation Table” and subsequent narrative description set forth on page 41 of this proxy statement.
Perquisites and Other Personal Benefits - The Company does not view perquisites as a material component of its executive compensation program. With the exception of limited perquisites available to our Chairman and Chief Executive Officer, our executive officers do not receive personal benefits that are not otherwise widely available to employees. Our Chairman and Chief Executive Officer receives certain life insurance, country club and professional service benefits. The Company leases suites at certain sporting event venues for business purposes. Executive officers and employees may have the opportunity to use tickets at individual events if the suites are not being used for business purposes. There is no incremental cost to the Company for providing these individual tickets to employees. For a description of the perquisites and the attributed costs of these benefits, see our “Summary Compensation Table” on page 33 to 34 of this proxy statement.
Personal Use of Company Aircraft - The Company does not permit named executive officers or directors to use the Company’s aircraft for personal use unless our Chairman and Chief Executive Officer approves the personal use and the named executive officer or director pays for the aggregate incremental cost of the flight. In limited instances where the named executive officer or director is not billed, any non-reimbursed travel will be considered income to the named executive officer or director and reported for income tax purposes and included as compensation in our “Summary Compensation Table” and “Director Compensation Table.” In fiscal 2015, there was no personal use of the Company’s aircraft that was not fully reimbursed by our named executive officers or directors.
Written Employment Arrangements - We do not have employment agreements with our named executive officers. In some instances in connection with the negotiation of new hires, we have entered into offer letters with our executive officers, which have provided them written assurances of certain elements of compensation for the year in which they join the Company.
Severance and Change-in-Control Agreements - We do not have severance or change-in-control agreements with our named executive officers. We have a general severance policy that applies to a broad base of employees pursuant to which we pay severance equal to the greater of four (4) weeks of pay or one (1) week of pay for every year of employment with us. The Company has entered into Non-Competition and Confidentiality Agreements with all of its executive officers, other than the Chairman and Chief Executive Officer, which provides for severance consistent with this broad based policy. See "Non-Competition Agreements" on page 42 for more information. The Company may also, in its discretion, offer other arrangements to named executive officers or employees whose employment with the Company terminates.
Tax and Accounting Implications - Section 162(m) of the Code generally provides that a publicly-traded corporation may not take a tax deduction for compensation over $1,000,000 paid for any fiscal year to each of the Company’s Chief Executive Officer and the three (3) other most highly compensated executive officers (other than the Company’s Chief Financial Officer) as of the end of any fiscal year. The deduction limitations of Section 162(m), however, do not apply to "qualified performance-based compensation" provided certain requirements are met. The Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure incentive awards to executive officers, including stock option grants, short-term incentive awards and long-term incentive awards issued under our stockholder-approved plans, Dick's Sporting Goods Amended and Restated 2002 Stock and Incentive Plan (the "2002 Plan") and the Dick's Sporting Goods 2012 Stock and Incentive Plan (the "2012 Plan"), in a manner that is intended to satisfy the requirements of Section 162(m). The Compensation Committee, however, retains the discretion and flexibility to make compensation decisions that may not satisfy the requirements of Section 162(m) when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 32

Compensation Tables

SUMMARY COMPENSATION TABLE—2015, 2014, 2013
The following table summarizes the compensation for our named executive officers for the fiscal years ended January 30, 2016, January 31, 2015 and February 1, 2014.

Year (b)	Salary ($) (c)		Bonus ($) (d)		Stock Awards ($)(1) (e)		Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($)(2) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3) (h)	All Other Compensation ($) (i)		Total ($) (j)

Edward W. Stack,
Chairman and Chief Executive Officer (4)
2015	$1,000,000		—		$5,249,984		$2,249,664	—	$107,505	$67,494	(5)	$8,674,647
2014	$1,000,000		—		$1,749,984		$750,045	$926,364	$124,451	$73,624		$4,624,468
2013	$1,000,000		—		$4,499,990		$1,499,993	$1,240,842	$170,646	$117,238		$8,528,709
Teri L. List-Stoll,
Executive Vice President — Chief Financial Officer
2015	$375,000	(6)	$265,000	(7)	$1,346,809	(8)	$1,200,103	—	$5,192	$68,177	(9)	$3,260,281
André J. Hawaux,
Executive Vice President — Chief Operating Officer
2015	$768,606		—		$720,006		$1,079,855	—	$29,731	—		$2,598,198
2014	$750,000		—		$359,993		$539,991	$452,696	$29,197	$250		$2,132,127
2013	$475,962		$100,000		$1,978,475		$1,000,145	$484,859	$8,250	$189,998		$4,237,689
Michele B. Willoughby,
Executive Vice President — eCommerce and Supply Chain
2015	$520,673		$160,000		$540,004		$809,895	—	$25,840	$14,847	(10)	$2,071,259
2014	$500,000		—		$540,017		$809,966	$301,798	$23,142	$4,150		$2,179,073
2013	$484,856		—		$1,420,984		$631,520	$262,839	$28,040	$10,990		$2,839,229
Lee J. Belitsky,
Executive Vice President — Product Development and Planning, Allocations and Replenishment
2015	$487,050		$150,000		$540,004		$809,895	—	$20,206	$15,202	(10)	$2,022,357
2014	$462,952		—		$360,035		$540,101	$202,536	$19,021	$4,150		$1,588,795
Lauren R. Hobart
Executive Vice President — Chief Marketing Officer
2015	$498,709		$150,000		$420,992		$631,338	—	$14,427	$16,392	(10)	$1,731,858

(1)
The values set forth in this column represent the aggregate grant date fair value of restricted stock or stock option awards computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). A discussion of the relevant assumptions made in the valuation of the awards may be found in Note 10 (“Stock-Based Compensation and Employee Stock Plans”) of the footnotes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016 filed with the SEC on March 25, 2016.

(2)
Includes STIP payouts for Company performance in each of fiscal 2015, 2014 and 2013, regardless of when paid. Under the Company’s 2012 Plan, the relevant performance measures for the annual performance incentive awards are satisfied in fiscal 2015, 2014 and 2013, as applicable, and thus are reportable in fiscal 2015, 2014 and 2013, as applicable, even though payments, if any, were made in fiscal 2016, 2015 and 2014, respectively.

(3)	Represents mandatory Company contributions to the Officer’s Plan. See the “Nonqualified Deferred Compensation Table” and accompanying narrative on page 41 for more information.

(4)	Mr. Stack does not receive any compensation from the Company in connection with his service as a member of the Board.

(5)
Other Compensation for fiscal 2015 consisted of insurance premiums of $39,928 paid in fiscal 2015 on two life insurance policies for the benefit of Mr. Stack, the beneficiaries of which are chosen by Mr. Stack, as well as professional fees, country club dues, and matching contributions to the Company’s defined contribution plan.

33 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Compensation Tables (continued)

(6)	Represents Ms. List-Stoll's base earnings in fiscal 2015. Ms. List-Stoll joined the Company in August 2015. Her full-year based salary for fiscal 2015 was $750,000.

(7)
Amount reflects a one-time sign-on bonus of $150,000 paid to Ms. List-Stoll upon her joining the Company and a bonus in the amount of $115,000 as discussed in the Compensation Discussion and Analysis section on page 24.

(8)
Stock Awards include shares of restricted stock that vest with the passage of time, as well as performance-based restricted stock granted under our 2013 LTIP (discussed further above) in connection with Ms. List-Stoll's hire in 2015. The value included for the performance-based restricted stock awards are based on the maximum number of shares that would vest if all of the underlying performance metrics were achieved. Based on performance, awards may not vest and be forfeited, or, if they vest, vest at a level between 50% - 100% based on level of performance achieved. For a discussion of the terms of these awards, see page 31 and the Compensation Discussion and Analysis included in the Company’s proxy statement filed for its 2014 Annual Meeting of Stockholders (filed with the SEC on April 24, 2014). These awards are not currently expected to vest.

(9)	Personal benefits for fiscal 2015 consisted of relocation benefits of $36,980 and a tax-gross up payment of $31,197 relating to relocation benefits.

(10)	Other Compensation for fiscal 2015 consisted of matching contributions to the Company’s defined contribution plan and a Company paid vacation.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 34

Compensation Tables (continued)

GRANTS OF PLAN-BASED AWARDS TABLE—2015
The following table sets forth each award granted to a named executive officer in fiscal 2015 under plans established by the Company.

Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)						Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh)(3) (k)	Grant Date Fair Value of Stock and Option Awards(4) ($) (l)
	Threshold ($) (c)		Target ($) (d)		Maximum ($) (e)		Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Edward W. Stack
4/3/2015										89,774			$5,249,984
4/3/2015											97,234	$58.48	$2,249,664
—	$900,000		$2,100,000		$4,000,000
Teri L. List-Stoll
8/3/2015							5,401	8,101	10,801				$546,855
8/3/2015										7,900			$399,977
8/3/2015										7,900			$399,977
8/3/2015											43,073	$50.63	$600,041
8/3/2015											39,867	$50.63	$600,062
—	$225,000	(5)	$281,250	(5)	$562,500	(5)
André J. Hawaux
4/3/2015										12,312			$720,006
4/3/2015											65,773	$58.48	$1,079,855
—	$614,885		$768,606		$1,537,212
Michele B. Willoughby
4/3/2015										9,234			$540,004
4/3/2015											49,330	$58.48	$809,895
—	$312,404		$390,505		$781,010
Lee J. Belitsky
4/3/2015										9,234			$540,004
4/3/2015											49,330	$58.48	$809,895
—	$292,230		$365,288		$730,575
Lauren R. Hobart
4/3/2015										3,129			$182,984
10/3/2015										4,665			$238,008
4/3/2015											17,506	$58.48	$274,428
10/3/2015											25,573	$51.02	$356,910
—	$239,483	(6)	$299,354	(6)	$598,708	(6)

(1)	Based on fiscal 2015 performance, there were no payments made based on the non-equity incentive plan.

(2)
Represents an award under 2013 LTIP, which may not vest at all or vest between 50%-100% based on the level of performance achieved, that was granted to Ms. List-Stoll in connection with her hire. Threshold, target and maximum shown in the table represent 50%, 75% and 100% of the award. Based on Company performance, the Company does not currently expect these awards to vest. For a discussion of the terms of these awards, see page 31 and the “Performance-Based Long-Term Incentives” section of the Compensation Discussion and Analysis included in the Company’s proxy statement filed for its 2014 Annual Meeting of Stockholders (filed with the SEC on April 24, 2014)

35 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Compensation Tables (continued)

(3)	The exercise price of the stock options awarded was determined in accordance with the 2012 Plan, which provides that the exercise price for each option will be the fair market value on the grant date.

(4)
The full grant date fair value calculations are computed in accordance with ASC Topic 718 with respect to the options awarded to the named executive officers in fiscal 2015 under the 2012 Plan (disregarding any estimates of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the valuation of the awards may be found in Note 10 “Stock-Based Compensation and Employee Stock Plans” of the footnotes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016 filed with the SEC on March 25, 2016.

(5)	Ms. List-Stoll joined the Company in August 2015 and the threshold, target and maximum level payments are based on her eligible earnings in fiscal 2015.

(6)
Ms. Hobart was promoted from Senior Vice President — Chief Marketing Officer to Executive Vice President — Chief Marketing Officer in September 2015. The threshold, target and maximum level payments reflect the approved payout opportunity prorated based on the time spent in the Senior Vice President and Executive Vice President positions.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 36

Compensation Tables (continued)

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE—2015
The following table sets forth all unexercised stock options and unvested restricted stock awarded to our named executive officers by the Company that were outstanding as of January 30, 2016.

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(1)
Edward W. Stack
	300,000	—		—	$18.95	3/1/2016
	300,000	—		—	$28.23	3/21/2017
	135,000	—		—	$13.82	3/18/2016
	345,000	—		—	$13.82	3/18/2016
	135,000	—		—	$26.03	3/16/2017
	136,571	—		—	$40.00	3/15/2018
	84,123	28,041	(2)	—	$48.60	4/3/2019
	39,314	39,316	(3)	—	$46.29	4/3/2020
	7,780	23,340	(4)	—	$55.29	4/3/2021
	—	97,234	(5)	—	$58.48	4/3/2022
							75,610	(6)	$2,954,839
							31,651	(7)	$1,236,921
							89,774	(8)	$3,508,368
										10,802	(9)	$422,142
Teri L. List-Stoll
	—	43,073	(10)	—	$50.63	8/3/2022
	—	39,867	(11)	—	$50.63	8/3/2022
							7,900	(12)	$308,732
							7,900	(13)	$308,732
										5,401	(9)	$211,071

André J. Hawaux
	25,240	25,240	(14)	—	$49.41	7/3/2020
	6,490	19,472	(4)	—	$55.29	4/3/2021
	—	65,773	(5)	—	$58.48	4/3/2022
							20,239	(15)	$790,940
							6,511	(7)	$254,450
							12,312	(8)	$481,153
										9,902	(9)	$386,970

37 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Compensation Tables (continued)

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(1)
Michele B. Willoughby
	15,794	—		—	$40.00	3/15/2018
	10,881	3,627	(2)	—	$48.60	4/3/2019
	7,629	7,630	(3)	—	$46.29	4/3/2020
	9,499	9,500	(16)	—	$46.97	9/3/2020
	9,735	29,207	(4)	—	$55.29	4/3/2021
	—	49,330	(5)	—	$58.48	4/3/2022
							3,953	(6)	$154,483
							5,067	(17)	$198,018
							9,767	(7)	$381,694
							9,234	(8)	$360,865
										10,802	(9)	$422,142
Lee J. Belitsky
	15,000	—		—	$26.03	3/16/2017
	10,529	—		—	$40.00	3/15/2018
	7,254	2,418	(2)	—	$48.60	4/3/2019
	7,629	7,630	(3)	—	$46.29	4/3/2020
	2,568	7,707	(4)	—	$55.29	4/3/2021
	6,715	20,147	(18)	—	$44.38	10/3/2021
	—	49,330	(5)	—	$58.48	4/3/2022
							3,953	(6)	$154,483
							2,207	(7)	$86,250
							5,363	(19)	$209,586
							9,234	(8)	$360,865
										10,802	(9)	$422,142
Lauren R. Hobart
	3,750	—		—	$37.77	2/15/2018
	15,000	—		—	$37.77	2/15/2018
	5,265	—		—	$40.00	3/15/2018
	7,254	2,418	(2)	—	$48.60	4/3/2019
	7,629	7,630	(3)	—	$46.29	4/3/2020
	2,568	7,707	(4)	—	$55.29	4/3/2021
	—	17,506	(5)	—	$58.48	4/3/2022
	—	25,573	(20)	—	$51.02	10/3/2022
							3,953	(6)	$154,483
							2,207	(7)	$86,250
							3,129	(8)	$122,281

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 38

Compensation Tables (continued)

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(1)
Lauren R. Hobart (Continued)
						4,665	(21)	$182,308
									10,802	(9)	$422,142

(1)
Represents the payment value if the threshold performance is met pursuant to the 2013 LTIP. If the threshold performance is met, 50% of the award will vest, and 50% will be forfeited. These awards are not currently expected to vest.

(2)	Stock option vests at the rate of 25% per year, with vesting dates of April 3, 2013, April 3, 2014, April 3, 2015 and April 3, 2016.

(3)	Stock option vests at the rate of 25% per year, with vesting dates of April 3, 2014, April 3, 2015, April 3, 2016 and April 3, 2017.

(4)	Stock option vests at the rate of 25% per year, with vesting dates of April 3, 2015, April 3, 2016, April 3, 2017 and April 3, 2018.

(5)	Stock option vests at the rate of 25% per year, with vesting dates of April 3, 2016, April 3, 2017, April 3, 2018 and April 3, 2019.

(6)	Restricted stock award vests 100% on April 3, 2016.

(7)	Restricted stock award vests 100% on April 3, 2017.

(8)	Restricted stock award vests 100% on April 3, 2018.

(9)
Represents 50% of the number of shares of unvested performance-based restricted stock granted under our 2013 LTIP. If maximum level of performance is met for both performance criteria set forth in the 2013 LTIP, then 100% of restricted shares will vest on April 3, 2018. If threshold level of performance is met for both performance criteria set forth in the 2013 LTIP, then 50% of the restricted shares will vest on April 3, 2018. These awards are not currently expected to vest.

(10)	Stock option vests at the rate of 25% per year, with vesting dates of August 3, 2016, August 3, 2017, August 3, 2018, and August 3, 2019.

(11)	Stock option vests 100% on August 3, 2020.

(12)	Restricted stock award vests 100% on August 3, 2018.

(13)	Restricted stock award vests 100% on August 3, 2020.

(14)	Stock option vests at the rate of 25% per year, with vesting dates of July 3, 2014, July 3, 2015, July 3, 2016 and July 3, 2017.

(15)	Restricted stock award vests 100% on July 3, 2016.

(16)	Stock option vests at the rate of 25% per year, with vesting dates of September 3, 2014, September 3, 2015, September 3, 2016 and September 3, 2017.

(17)	Restricted stock award vests 100% on September 3, 2016.

(18)	Stock option vests at the rate of 25% per year, with vesting dates of October 3, 2015, October 3, 2016, October 3, 2017 and October 3, 2018.

(19)	Restricted stock award vests 100% on October 3, 2017.

(20)	Stock option vests at the rate of 25% per year, with vesting dates of October 3, 2016, October 3, 2017, October 3, 2018 and October 3, 2019.

(21)	Restricted stock award vests 100% on October 3, 2018.

39 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Compensation Tables (continued)

OPTION EXERCISES AND STOCK VESTED TABLE — 2015
The following table sets forth, with respect to our named executive officers, all options that were exercised and restricted stock that vested during fiscal 2015.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($) (e)
Edward W. Stack	—	—	108,025	$6,317,302
Teri L. List-Stoll	—	—	—	—
André J. Hawaux	—	—	—	—
Michele B. Willoughby	—	—	3,765	$220,177
Lee J. Belitsky	—	—	2,510	$146,785
Lauren R. Hobart	—	—	2,510	$146,785
There were no option exercises by our Named Executive Officers during fiscal 2015.
PENSION BENEFITS
The Company did not have in fiscal 2015, and currently does not have, any plans that provide for payments or other benefits at, following, or in connection with the retirement of our named executive officers, other than tax qualified and/or nonqualified defined contribution plans.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 40

Compensation Tables (continued)

NONQUALIFIED DEFERRED COMPENSATION TABLE — 2015
The following table sets forth amounts contributed during fiscal 2015 by our named executive officers under the Company’s defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)(1)	Registrant Contributions in Last Fiscal Year ($) (c)(2)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($)(f) (3)
Edward W. Stack	$518,294	$107,505	$2,905	$1,479,267	$6,340,705
Teri L. List-Stoll	$31,731	$5,192	$(2,311)	—	$34,612
André J. Hawaux	$141,270	$29,731	$(24,771)	—	$392,190
Michele B. Willoughby	$125,449	$25,840	$(101,322)	—	$1,376,033
Lee J. Belitsky	$97,429	$20,206	$(98,265)	—	$1,520,236
Lauren R. Hobart	$70,321	$14,427	$(18,640)	—	$415,719

(1)
Amounts set forth in this column (b) reflect amounts deferred and contributed by the named executive officer under the Officers’ Plan, which became effective April 1, 2007. Fiscal 2015 executive contributions are included in the Summary Compensation Table as (i) 2015 Salary and/or (ii) 2014 Non-Equity Incentive Plan Compensation depending on the named executive officer’s deferral election.

(2)	Amounts set forth in this column (c) are reported in the Summary Compensation Table as Change in Pension Value and Nonqualified Deferred Compensation Earnings.

(3)	Includes unvested Company contributions.
As described on page 43-44 of this proxy statement, our named executive officers participate in the Officers’ Plan, pursuant to which they have the opportunity to defer up to 25% of their base salary and up to 100% of their annual performance incentive payment, to be allocated among a range of investment choices. Gains and losses are credited based on the participant's election of a variety of investment choices. Participants' accounts may appreciate and/or depreciate depending on the performance of their investment choices. None of the investment choices provide returns at above-market or preferential rates.
Deferral amounts are 100% vested and matching contributions, including future contributions, become 100% vested after five years of plan participation, or upon the named executive officer’s death, disability or upon a change-in-control of the Company. Named executive officers may elect to receive distributions from the Officers’ Plan as a lump sum, in annual installments (with any installment term between two (2) and twenty (20) years), or a combination of the two options. Vested matching contributions may be distributed only after a named executive officer reaches age 55, or upon the named executive officer’s death or disability (as defined in applicable Treasury regulations), or in the event of certain hardships or changes of control (each as defined under Section 409A of the Code).
Under the Officers’ Plan, the Company is required to match amounts deposited into plan accounts at a rate of 20% of the participant’s annual deferral, up to a $200,000 maximum match per year. Matching amounts are contributed as one lump sum following the end of the year, and the named executive officer must be an eligible participant as of December 31 to receive the matching contribution for that year. The Company also has the ability to make a discretionary matching contribution as determined from time to time by the Board. The Company may determine a vesting schedule for discretionary contributions that is different from the vesting schedule for mandatory matching contributions. The Company established a rabbi grantor trust, with a third-party trust company as trustee, for the purpose of providing the Company with a vehicle to fund participant contributions and Company matching amounts under the Officers’ Plan.
The Officers’ Plan is intended to constitute a nonqualified, unfunded plan for federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, is intended to comply with Section 409A of the Code, and contains restrictions to help ensure compliance. Our obligations to pay deferred compensation under the Officers’ Plan are unsecured general obligations of the Company. We may amend or terminate the Officers’ Plan at any time in whole or in part, provided that no amendment or termination may reduce the amount credited to accounts at the time of such amendment or termination.

41 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Compensation Tables (continued)

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Certain of our Company’s plans and programs provide for payments in connection with a termination of employment or a change-in-control of the Company. The Company does not have any employment agreements with our named executive officers, and there are no pension plans or other deferred compensation plans in which our named executive officers participate, other than the Officers’ Plan. The Company also does not have severance or change-in-control agreements in place with our named executive officers.

The information below describes and quantifies certain compensation that would become payable under our existing plans and arrangements if a named executive officer’s employment had terminated on January 29, 2016 (the last trading day prior to the end of our fiscal year, January 30, 2016, which was a Saturday), given the named executive officer’s compensation and service levels as of such date and, if applicable, based on our closing stock price on January 29, 2016. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) savings plan and accrued vacation pay. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, such as the timing during the year of any such event and the Company’s stock price, any actual amounts paid or distributed may be different.
Non-Competition Agreements — All of our current named executive officers, other than our Chairman and Chief Executive Officer and controlling stockholder, have executed non-competition and confidentiality agreements with the Company providing them with limited payments upon termination under certain circumstances. Under these agreements, named executive officers are not provided with payments if they voluntarily terminate employment, retire, die or become permanently disabled or are terminated for any of the following reasons: (i) fraud or felonious conduct; (ii) embezzlement or misappropriation of Company funds or property; (iii) material breach of the non-competition, non-solicitation or confidentiality covenants set forth in their agreement with the Company or any material violation of the provisions of the Company’s employee handbook; (iv) gross negligence; or (v) their consistent inability or refusal to perform, or willful misconduct in or disregard of the performance of their duties and obligations, under certain circumstances. Under these agreements, upon the termination of employment of a named executive officer for any reason other than those set forth above and subject to compliance with the relevant non-competition, non-solicitation and confidentiality covenants, we are obligated to pay to that named executive officer an amount equal to the greater of four weeks of pay or one week of pay for every year of employment with us, in each case at the named executive officer’s base salary in effect immediately prior to termination. The payment is payable bi-weekly in accordance with the Company’s regular payroll practices. The Company in its discretion may offer other arrangements to employees who end employment with the Company.
Equity Awards — Equity awards held by our named executive officers outstanding as of January 29, 2016 (last trading day of fiscal 2015) were issued pursuant to our 2002 Plan and 2012 Plan.
Under the terms and conditions of the 2002 Plan, in the event that a named executive officer’s continuous status as an employee is terminated, the non-vested portion of any stock option or restricted stock award will be deemed cancelled on the termination date and any vested portion of any stock option will, unless otherwise set forth in the award, remain exercisable for the lesser of a period of (i) 90 days following termination or (ii) the expiration date of the stock option. Except as otherwise set forth in the award itself, in the event that the named executive officer voluntarily terminates employment due to a total and permanent disability (as defined in Section 22(e)(3) of the Code) or due to the employee’s death, the non-vested portion of any restricted stock award and associated accumulated dividends shall immediately vest, the non-vested portion of any stock option will be deemed cancelled on the termination date and any vested portion of the stock option will remain exercisable for the lesser of a period of (i) 12 months following termination or (ii) the expiration date of the stock option. In each case, the 2002 Plan grants the administrator the ability to set other periods of time during which an award can be exercised, as set forth in the document evidencing such option or award.
Under the 2012 Plan, upon termination of a named executive officer’s continuous status as an employee due to death or total and permanent disability (as defined in Section 22(e)(3) of the Code), all unvested time-based restricted stock awards, and associated accumulated dividends, shall vest immediately. In the event of death or total and permanent disability (as defined in Section 22(e)(3) of the Code), performance-based restricted stock awards will only vest if the performance metrics are met. If the termination of continuous status as an employee occurs by any reason other than death or total and permanent disability, any time-based or performance-based restricted stock awards that have not vested shall, unless otherwise specified by the Compensation Committee, be automatically forfeited. Upon termination of a named executive officer’s continuous status as an employee for any reason, the non-vested portion of any stock option will expire immediately and any vested portion of a stock option shall remain exercisable for a period of (i) 90 days in the event of termination of the executive officer’s status as an employee; (ii) 12 months in event of termination as a result of death or total and permanent disability (as defined in Section 22(e)(3) of the Code); or (iii) 36 months in the event of retirement, which is defined

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 42

Compensation Tables (continued)

as having attained at least age 55 with 15 or more years of service, as determined by the Plan Administrator (or earlier in each instance upon expiration of the stock options term).
“Continuous status as an employee” is defined in the 2002 Plan and 2012 Plan as the absence of any interruption or termination of the employment relationship, except in the case of (i) sick leave, which is further defined in the 2012 Plan as approved medical, disability, or family leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided such period does not exceed 90 days, unless reemployment is guaranteed by contract, statute or Company policy; or (iv) transfers between locations of the Company or between the Company and its subsidiaries.
Under the 2002 Plan, in the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets, the Board may authorize all outstanding stock options or awards to be assumed or an equivalent stock option or right to be substituted by the successor corporation or parent or subsidiary of such successor corporation. In the event that the successor corporation does not agree to assume the stock options or rights, or to substitute an equivalent stock option or stock appreciation right, the Board shall provide for employees to have the right to exercise all stock options previously granted to such employee, including those not otherwise exercisable at the time. Under the terms of the 2012 Plan, the Board may authorize outstanding awards to be assumed or an equivalent award be substituted by the successor corporation and may assign such awards to the successor corporation. In the event that the successor corporation does not agree to assume the awards, or to substitute an equivalent award, then the Board may provide that all outstanding options and stock appreciation rights become vested and exercisable, and vesting restrictions on restricted stock and other awards lapse. The Board retains the ability to substitute, adjust, or otherwise settle outstanding awards, including cashing out such awards, as it deems appropriate and consistent with the 2012 Plan’s purposes. Pursuant to the 2013 LTIP, vesting of performance stock will be accelerated on a pro-rated basis in the event the Company undergoes a change-in-control or Large Acquisition Transaction (as defined in the Long-Term Performance Based RSA Agreement granted under the 2012 Plan), which acceleration shall be based on both the number of completed fiscal years in the performance period prior to the event and the Company’s actual performance to date. Based on current performance as of January 30, 2016, the Company does not expect any payout pursuant to the 2013 LTIP, and therefore, a change of control or Large Acquisition Transaction on January 30, 2016 would not result in an accelerated payout.
The 2012 Plan provides that unvested or unexercised equity awards may be subject to cancellation and that recoupment of the value of shares distributed under awards already vested may be required, upon the occurrence of certain specified events, including termination of employment for cause, violation of material Company policies, or other conduct that is detrimental to the business or reputation of the Company. In addition, awards may be subject to clawback, as determined by the Compensation Committee, to the extent required by applicable law or securities exchange listing standard, including, but not limited to, Section 304 of the Sarbanes-Oxley Act of 2002.
Officers’ Supplemental Savings Plan — Under the terms of the Officers’ Plan, in the event of a participant’s retirement or early retirement (defined below), death, disability (as defined in applicable Treasury regulations) or in the event of certain hardships or changes-in-control (each as defined under Section 409A of the Code), the participant is entitled to receive an amount equal to the participant’s contributions and vested and unvested matching and discretionary contributions by the Company. This amount is payable in a single lump sum unless the participant has elected to receive the distribution in installments.
Upon termination of employment other than by reason of retirement, early retirement, death or termination for cause (defined below), the participant is entitled to receive a termination benefit equal to the participant’s contributions and the vested portion of the Company’s matching and discretionary contributions, together with any aggregate earnings on those amounts. If a participant is terminated for cause (defined below), the participant forfeits all rights to both vested and unvested contributions of the Company and is entitled to receive a benefit equal to the participant’s contributions, together with any aggregate earnings on the participant contributions, payable in a single lump sum. For our named executive officers, all payments would be deferred for a six-month period under Section 409A of the Code.
The Company’s matching contributions under the Officers’ Plan vest only after a participant has completed at least five years of participation in the plan. The Company will determine separately the vesting of the Company’s discretionary contributions, if any. After five years of participation, all past and future Company contributions are fully vested. As of January 29, 2016, Messrs. Stack and Belitsky and Ms. Willoughby were fully vested in the Company’s contributions.
“Retirement” is defined in the Officers’ Plan as termination of employment, other than a termination for cause, on or after the date on which the participant has both attained age 55 and completed at least five years of participation in the Officers’ Plan, and “early retirement” is termination of employment, other than for cause, on or after the date on which the participant has completed at least five years of participation. “Termination for cause” is defined in the Officers’ Plan as termination of employment by reason of: (i) a substantial

43 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Compensation Tables (continued)

intentional failure to perform duties as an employee or to comply with any material provision of his or her employment agreement with the Company, where such failure is not cured within 30 days after receiving written notice from the Company specifying in reasonable detail the nature of the failure; (ii) a breach of fiduciary duty to the Company by reason of receipt of personal profits; (iii) conviction of a felony; or (iv) any other willful and gross misconduct committed by the participant. A “change-in-control” is defined in the Officers’ Plan as any of: (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation; (iii) approval by the stockholders of the Company of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company; (iv) approval by the stockholders of the Company of any merger or consolidation of the Company in which the holders of voting stock of the Company immediately before the merger or consolidation will not own 50% or more of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation; or (v) a change of 50% (rounded to the next whole person) in the membership of the Company’s Board within a twelve-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of two-thirds (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the twelve-month period. Notwithstanding the foregoing, no event shall constitute a “change-in-control” for purposes of acceleration of distributions on termination of the Officers’ Plan if it is not a “change in the ownership or effective control of the corporation,” or “in the ownership of a substantial portion of the assets of the corporation,” “corporate dissolution,” or “with approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A)” within the meaning of Section 409A of the Code.

Insurance Benefits — The Company currently pays the premiums for two life insurance policies covering our Chairman and Chief Executive Officer. The beneficiaries under the policies are chosen by Mr. Stack. Prior to his death, Mr. Stack may receive the cash surrender value of the policy. For detail regarding the premiums paid by the Company for fiscal 2015, see footnote 5 of the “Summary Compensation Table” on page 33 of this proxy statement.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 44

Compensation Tables (continued)

The following table shows the estimated benefits payable to each named executive officer in the event of his or her termination of employment under various scenarios or upon a change-in-control of our Company, assuming such event took place on January 29, 2016.

	Voluntary Resignation or Termination without Cause		Involuntary Not For Cause Termination		Death		Disability		Retirement(1)		Change-in-Control
Edward W. Stack (2)
Officers’ Plan(4)	$6,340,705	(4a)	$6,340,705	(4a)	$6,340,705	(4b)	$6,340,705	(4b)	$6,340,705	(4c)	$6,340,705	(4d)
Stock Options(5)	—		—		—		—		—		—
Restricted Stock(6)	—		—		$7,874,181		$7,874,181		—		—
Insurance Benefits(7)	—		—		$6,413,407		—		—		—
2013 LTIP	—		—		—		—		—		—
Teri L. List-Stoll
Non-Competition Agreement(3)	—		$57,692		—		—		—		—
Officers’ Plan(4)	$29,908	(4a)	$29,908	(4a)	$34,612	(4b)	$34,612	(4b)	$29,908	(4c)	$34,612	(4d)
Stock Options(5)	—		—		—		—		—		—
Restricted Stock(6)	—		—		$621,809		$621,809		—		—
2013 LTIP	—		—		—		—		—		—
André J. Hawaux
Non-Competition Agreement(3)	—		$59,423		—		—		—		—
Officers’ Plan(4)	$328,056	(4a)	$328,056	(4a)	$392,190	(4b)	$392,190	(4b)	$328,056	(4c)	$392,190	(4d)
Stock Options(5)	—		—		—		—		—		—
Restricted Stock(6)	—		—		$1,563,955		$1,563,955		—		—
2013 LTIP	—		—		—		—		—		—
Michele B. Willoughby
Non-Competition Agreement(3)	—		$111,058		—		—		—		—
Officers’ Plan(4)	$1,376,033	(4a)	$1,376,033	(4a)	$1,376,033	(4b)	$1,376,033	(4b)	$1,376,033	(4c)	$1,376,033	(4d)
Stock Options(5)	—		—		—		—		—		—
Restricted Stock(6)	—		—		$1,120,125		$1,120,125		—		—
2013 LTIP	—		—		—		—		—		—
Lee J. Belitsky
Non-Competition Agreement(3)	—		$169,449		—		—		—		—
Officers’ Plan(4)	$1,520,236	(4a)	$1,520,236	(4a)	$1,520,236	(4b)	$1,520,236	(4b)	$1,520,236	(4c)	$1,520,236	(4d)
Stock Options(5)	—		—		—		—		—		—
Restricted Stock(6)	—		—		$826,288		$826,288		—		—
2013 LTIP	—		—		—		—		—		—
Lauren R. Hobart
Non-Competition Agreement(3)	—		$40,000		—		—		—		—
Officers’ Plan(4)	$349,276	(4a)	$349,276	(4a)	$415,719	(4b)	$415,719	(4b)	$349,276	(4c)	$415,719	(4d)
Stock Options(5)	—		—		—		—		—		—
Restricted Stock(6)	—		—		$554,929		$554,929		—		—
2013 LTIP	—		—		—		—		—		—

(1)
Retirement is defined as termination (other than for cause) after reaching age 55 and completing at least five (5) years of participation; early retirement has the same definition other than the requirement to be 55.

(2)	There is no agreement in place to provide any payments upon termination.

(3)	Payment amounts equal the greater of four (4) weeks of pay or one week of pay for every year of employment at the named executive officer’s base salary in effect immediately prior to termination.

45 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Compensation Tables (continued)

(4)
Represents the participant’s contributions and the Company’s contributions (vested and/or unvested), as described in the applicable footnote. As of January 29, 2016, all Company contributions are vested for each of our named executive officers, other than Mr. Hawaux, Ms. List-Stoll and Ms. Hobart. For additional information regarding the Officers’ Plan, see the “Nonqualified Deferred Compensation Table” and accompanying narrative set forth on pages 41 of this proxy statement.

(4a)
Represents participant contributions and vested Company contributions (if any). Participant contributions are paid at the next scheduled settlement date after the termination and vested Company contributions are paid on the settlement date following the date the participants reach the age of 55.

(4b)
Represents participant contributions and vested and unvested Company contributions. Participant contributions and Company contributions are paid in single lump sum, unless the participant elected scheduled distributions had commenced at the time of the event. If scheduled distributions had commenced at the time of the event, contributions will be paid in accordance with the distribution schedule.

(4c)
Represents participant contributions and vested Company contributions (if any). Participant contributions and Company contributions are paid in single lump sum, unless the participant elects scheduled distributions.

(4d)
Represents participant contributions and vested and unvested Company contributions. Participant contributions and Company contributions are paid in single lump sum on the last day of the 15th month after the month in which the event took place unless the participant elected otherwise.

(5)
Upon termination of employment for any reason, unvested stock options are forfeited. Any vested portion will remain exercisable following termination for a period of 90 days other than in connection with death or disability, in which case vested stock options will remain exercisable for 12 months following termination, subject in each case to earlier termination due to expiration of the award. In the event of a change-in-control, the Board may authorize all outstanding stock options or awards to be assumed or an equivalent stock option or right to be substituted by the successor corporation. In the event that the successor corporation does not agree to assume the stock options or other awards, or to substitute an equivalent stock option or right, unexercisable stock options or other awards shall be accelerated and become exercisable.

(6)
Represents the value of unvested time-based restricted stock, and accumulated dividends, that would immediately vest upon termination of employment due to death or a total and permanent disability. Upon termination for any other reason, unvested restricted stock would be forfeited. In the event of a change-in-control, the Board may authorize all outstanding awards to be assigned to the successor corporation. In the event that the successor corporation does not agree to assume the awards, or to substitute an equivalent right, restricted stock awards shall vest.

(7)
Our Chairman and Chief Executive Officer is covered by two life insurance policies paid for by the Company, the beneficiaries of which are chosen by Mr. Stack (prior to his death the executive may receive the cash surrender value of the policy). If our Chairman and Chief Executive Officer had died on January 30, 2016, the beneficiaries under said policies would have received $2,413,407 under the first policy, and $4,000,000 under the second policy.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 46

Item 3—Non-Binding Advisory Vote to Approve Compensation of Named Executive Officers

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding and advisory basis, the compensation of our named executive officers. At our 2011 annual meeting of stockholders, our stockholders voted to conduct this vote on an annual basis. We will hold another vote on the frequency with which to conduct this vote at our 2017 annual meeting. Since the vote on this compensation program is advisory in nature, it will not affect any compensation already awarded to any named executive officer, and will not be binding on or overrule any decisions made by the Compensation Committee or the Board. The vote on this resolution is not intended to address any specific element of compensation. Rather, this vote relates to the compensation of our named executive officers as a whole, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
The Compensation Committee annually reviews named executive officer compensation, as discussed in this proxy statement. As discussed under the heading “Compensation Discussion and Analysis,” beginning on page 20 of this proxy statement, our compensation program is designed to align executive pay with Company performance, and we seek to closely align the interests of our named executive officers with the interests of our stockholders.
The Compensation Committee and the Board will consider the results of this advisory vote when formulating future executive compensation policy. As such, your vote will serve as an additional tool to guide the Compensation Committee and the Board in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders. Your vote will also guide the Compensation Committee and the Board to ensure that our executive compensation program is consistent with our commitment to high standards of corporate governance.
We ask our stockholders to vote on the following resolution at the 2016 annual meeting:
“RESOLVED, that the Company’s stockholders approve on an advisory basis the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2016 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosure.”
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

47 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders

Additional Information

Other Matters. As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2016 annual meeting other than the items referred to above. If any other matter is properly brought before the 2016 annual meeting for action by stockholders, proxies properly provided to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
“Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered. You can notify us by sending a written request to the attention of Investor Relations, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 or calling us at (724) 273-3400 if you would like to receive separate copies of mailed materials relating to future meetings, or you are sharing an address and you wish to request delivery of a single copy of mailed materials if you are now receiving multiple copies.
In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
Advance Notice Procedures. Under our bylaws, no business may be presented by any stockholder before an annual meeting unless it is properly presented before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to our Corporate Secretary, John E. Hayes, III, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 (containing certain information specified in our bylaws about the stockholder and the proposed action) at least 150 days prior to the anniversary date of the preceding year’s annual meeting — that is, with respect to the 2017 annual meeting, by January 11, 2017. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement, as discussed below.
Stockholder Proposals for Inclusion in the Company’s Proxy Materials Relating to the 2017 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the Company’s proxy materials for the annual meeting of stockholders in 2017 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, such proposals must be received by the Company not less than 120 calendar days before the anniversary date of the Company’s proxy statement to stockholders in connection with the previous year’s annual meeting. Therefore, for the 2017 annual meeting, such proposals must be received by the Company no later than December 30, 2016. Proposals should be sent to the attention of the Legal Department, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108.
Proxy Solicitation and Costs. The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. We have not retained an outside firm to aid in the solicitation. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2016 Annual Meeting of Stockholders 48

Appendix A

NON-GAAP NET INCOME AND EARNINGS PER SHARE RECONCILIATION
(in thousands, except per share data):

	Fiscal 2015 52 Weeks Ended January 30, 2016
	As Reported	Litigation Settlement Charge	Non-GAAP Total
Net sales	$7,270,965	$—	$7,270,965	(1)
Cost of goods sold, including occupancy and distribution costs	5,088,078	—	5,088,078
GROSS PROFIT	2,182,887	—	2,182,887
Selling, general and administrative expenses	1,613,075	(7,884)	1,605,191
Pre-opening expenses	34,620	—	34,620
INCOME FROM OPERATIONS	535,192	7,884	543,076
Interest expense	4,012	—	4,012
Other expense	305	—	305
INCOME BEFORE INCOME TAXES	530,875	7,884	538,759	(2)
Provision for income taxes	200,484	3,154	203,638
NET INCOME	$330,391	$4,730	$335,121
EARNINGS PER COMMON SHARE:
Basic	$2.87		$2.91
Diluted	$2.83		$2.87
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	115,230		115,230
Diluted	116,794		116,794
During the third quarter of 2015, the Company recorded a pre-tax litigation settlement charge of $7.9 million. The provision for income taxes was calculated at 40%, which approximates the Company's blended tax rate.

(1)	Referred to as “Consolidated Sales” in the Company’s short-term incentive program (“STIP”).

(2)	Referred to as “EBT” in the Company’s STIP.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2015 Annual Meeting of Stockholders A-1

Appendix A (continued)

NON-GAAP NET INCOME AND EARNINGS PER SHARE RECONCILIATION
(in thousands, except per share data):

	Fiscal 2014 52 Weeks Ended January 31, 2015
	As Reported	Gain on Sale of Asset	Golf Restructuring Charges	Non-GAAP Total
Net sales	$6,814,479	$—	$—	$6,814,479	(1)
Cost of goods sold, including occupancy and distribution costs	4,727,813	—	(2,405)	4,725,408
GROSS PROFIT	2,086,666	—	2,405	2,089,071
Selling, general and administrative expenses	1,502,089	14,428	(17,960)	1,498,557
Pre-opening expenses	30,518	—	—	30,518
INCOME FROM OPERATIONS	554,059	(14,428)	20,365	559,996
Interest expense	3,215	—	—	3,215
Other income	(5,170)	—	—	(5,170)
INCOME BEFORE INCOME TAXES	556,014	(14,428)	20,365	561,951	(2)
Provision for income taxes	211,816	(5,771)	8,146	214,191
NET INCOME	$344,198	$(8,657)	$12,219	$347,760
EARNINGS PER COMMON SHARE:
Basic	$2.89			$2.92
Diluted	$2.84			$2.87
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,244			119,244
Diluted	121,238			121,238
During the first quarter of 2014, the Company recorded a pre-tax $14.4 million gain on sale of a Gulfstream G650 corporate aircraft. During the second quarter of 2014, the Company recorded pre-tax restructuring charges of $20.4 million including a $14.3 million non-cash impairment of trademarks and store assets, severance charges of $3.7 million resulting from the elimination of specific staff in the golf area of its Dick's stores and consolidation of Dick's golf and Golf Galaxy corporate and administrative functions, and a $2.4 million write-down of excess golf inventories. The provision for income taxes for the aforementioned adjustments were calculated at 40%, which approximates the Company's blended tax rate.

(1)	Referred to as “Consolidated Sales” in the Company’s short-term incentive program (“STIP”).

(2)	Referred to as “EBT” in the Company’s STIP.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2015 Annual Meeting of Stockholders A-2

Appendix A (continued)

NON-GAAP NET INCOME AND EARNINGS PER SHARE RECONCILIATION
(in thousands, except per share data):

	Fiscal 2013 52 Weeks Ended February 1, 2014
	As Reported	Gain on Sale of Asset	Golf Restructuring Charges	Non-GAAP Total
Net sales	$6,213,173	$—	$—	$6,213,173	(1)
Cost of goods sold, including occupancy and distribution costs	4,269,223	—	—	4,269,223
GROSS PROFIT	1,943,950	—	—	1,943,950
Selling, general and administrative expenses	1,386,315	—	(7,881)	1,378,434
Pre-opening expenses	20,823	—	—	20,823
INCOME FROM OPERATIONS	536,812	—	7,881	544,693
Interest expense	2,929	—	—	2,929
Other income	(12,224)	4,342	—	(7,882)
INCOME BEFORE INCOME TAXES	546,107	(4,342)	7,881	549,646	(2)
Provision for income taxes	208,509	—	3,152	211,661
NET INCOME	$337,598	$(4,342)	$4,729	$337,985
EARNINGS PER COMMON SHARE:
Basic	$2.75			$2.75
Diluted	$2.69			$2.69
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	122,878			122,878
Diluted	125,628			125,628
During the first quarter of 2013, the Company determined that it would recover $4.3 million of its investment in JJB Sports, which it had previously fully impaired. There was no related tax expense as the Company reversed a portion of the deferred tax valuation allowance it had previously recorded for net capital loss carryforwards it did not expect to realize at the time its investment in JJB Sports was fully impaired. During the second quarter of 2013, the Company recorded a pre-tax $7.9 million non-cash impairment charge to reduce the carrying value of a Gulfstream G450 corporate aircraft held for sale to its fair market value. The provision for income taxes was calculated at 40%, which approximates the Company's blended tax rate.

(1)	Referred to as “Consolidated Sales” in the Company’s short-term incentive program (“STIP”).

(2)	Referred to as “EBT” in the Company’s STIP.

A-3 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2015 Annual Meeting of Stockholders

Appendix A (continued)

NON-GAAP NET INCOME AND EARNINGS PER SHARE RECONCILIATION
(in thousands, except per share data):

	Fiscal 2012 53 Weeks Ended February 2, 2013
	As Reported	Impairment of Investments	Non-GAAP Total
Net sales	$5,836,119	$—	$5,836,119	(1)
Cost of goods sold, including occupancy and distribution costs	3,998,956	—	3,998,956
GROSS PROFIT	1,837,163	—	1,837,163
Selling, general and administrative expenses	1,297,413	—	1,297,413
Pre-opening expenses	16,076	—	16,076
INCOME FROM OPERATIONS	523,674	—	523,674
Impairment of available-for-sale investments	32,370	(32,370)	—
Interest expense	6,034	—	6,034
Other income	(4,555)	—	(4,555)
INCOME BEFORE INCOME TAXES	489,825	32,370	522,195	(2)
Provision for income taxes	199,116	4,734	203,850
NET INCOME	$290,709	$27,636	$318,345
EARNINGS PER COMMON SHARE:
Basic	$2.39		$2.62
Diluted	$2.31		$2.53
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	121,629		121,629
Diluted	125,995		125,995
During the second quarter of 2012, the Company fully impaired its investment in JJB Sports and recorded a pre-tax charge of $32.4 million. The Company recorded a deferred tax asset valuation allowance of approximately $7.9 million for a portion of the $32.4 million net capital loss carryforward that it did not expect to realize at the time of the impairment.

(1)	Referred to as “Consolidated Sales” in the Company’s short-term incentive program (“STIP”).

(2)	Was further adjusted by adding back $2.966 million to disregard the effect of an asset writedown that was determined to be an unusual item in the period to derive the “EBT” in the Company’s STIP.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2015 Annual Meeting of Stockholders A-4

Appendix A (continued)

NON-GAAP NET INCOME AND EARNINGS PER SHARE RECONCILIATION
(in thousands, except per share data):

	Fiscal 2011 Year Ended January 28, 2012
	As Reported	Gain on Sale of Investment	Litigation Settlement	Non-GAAP Total
Net sales	$5,211,802	$—	$—	$5,211,802	(1)
Cost of goods sold, including occupancy and distribution costs	3,616,921	—	—	3,616,921
GROSS PROFIT	1,594,881	—	—	1,594,881
Selling, general and administrative expenses	1,148,268	—	2,148	1,150,416
Pre-opening expenses	14,593	—	—	14,593
INCOME FROM OPERATIONS	432,020	—	(2,148)	429,872
Gain on sale of investment	(13,900)	13,900	—	—
Interest expense	13,868	—	—	13,868
Other expense	26	—	—	26
INCOME BEFORE INCOME TAXES	432,026	(13,900)	(2,148)	415,978	(2)
Provision for income taxes	168,120	(5,162)	(859)	162,099
NET INCOME	$263,906	$(8,738)	$(1,289)	$253,879
EARNINGS PER COMMON SHARE:
Basic	$2.19			$2.11
Diluted	$2.10			$2.02
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	120,232			120,232
Diluted	125,768			125,768
During the second quarter of 2011, the Company recorded a pre-tax gain of $13.9 million relating to the sale of available-for-sale securities. During the third quarter of 2011, the Company funded claims submitted by class members of wage and hour class action lawsuits as part of a court approved settlement. The settlement funding was $2.1 million lower than the previous estimate of $10.8 million, recognized in the fourth quarter of 2010. The provision for income taxes for the litigation settlement was calculated at 40%, which approximates the Company's blended tax rate.

(1)	Referred to as “Consolidated Sales” in the Company’s short-term incentive program (“STIP”).

(2)	Referred to as “EBT” in the Company’s STIP.

A-5 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2015 Annual Meeting of Stockholders

Dick’s Sporting Goods, Inc.
345 Court Street
Coraopolis, PA 15108

EVERY SEASON STARTS AT DICK'S SPORTING GOODS.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com/dks or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time Thursday, June 9, 2016. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time Thursday, June 9, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E06060-P75780 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DICK'S SPORTING GOODS, INC.

The Board of Directors recommends you vote FOR the following Class B Directors:

Nominees:	For	Withhold
1a. Mark J. Barrenechea	☐	☐
1b. Emanuel Chirico	☐	☐
1c. Allen R. Weiss	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: In their discretion, the proxies are authorized to act on such other business as may properly come before the meeting or any postponement or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com/dks.

E06061-P75780

EVERY SEASON STARTS AT DICK'S SPORTING GOODS.

DICK'S SPORTING GOODS, INC.
Annual Meeting of Stockholders
June 10, 2016 1:30 PM, Eastern Time
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Teri List-Stoll and John E. Hayes III, or either of them, to act as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of DICK'S SPORTING GOODS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 PM, Eastern Time on June 10, 2016, at the Hyatt Regency, 1111 Airport Blvd., Pittsburgh, PA 15231, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated herein.

Continued and to be signed on reverse side